Exhibit E

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

RICE MIDSTREAM GP HOLDINGS LP

a Delaware Limited Partnership

Dated as of February 22, 2016

Limited partnership interests in Rice Midstream GP Holdings LP, a Delaware limited partnership, have not been registered with or qualified by the Securities and Exchange Commission or any securities regulatory authority of any State. The interests are being sold in reliance upon exemptions from such registration or qualification requirements. The interests cannot be sold, transferred, assigned or otherwise disposed of except in compliance with the restrictions on transferability contained in this Amended and Restated Agreement of Limited Partnership of Rice Midstream GP Holdings LP, as such may be amended or restated from time to time, and applicable federal and state securities laws.

i

ii

Exhibit A – Partners and Units

Exhibit B – Form of Board Observer Confidentiality Agreement

Exhibit C – Form of Registration Rights Agreement

Exhibit D – Asset Sales Provisions

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AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

RICE MIDSTREAM GP HOLDINGS LP

This Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Rice Midstream GP Holdings LP, a Delaware limited partnership (the “Partnership”), is made and entered into by and among Rice Midstream GP Management LLC, a Delaware limited liability company, as the General Partner and Rice Midstream Holdings LLC, a Delaware limited liability company (“Midstream Holdings”), the Persons listed on the signature page hereto under the caption “Investors” (the “Investors”, and each an “Investor”), and the other Limited Partners that enter into this Agreement from time to time after the date hereof, effective as of February 22, 2016 (the “Effective Date”).

WHEREAS, on February 11, 2016, the General Partner and Midstream Holdings formed the Partnership by filing a certificate of limited partnership with the Delaware Secretary of State and on February 11, 2016, entered into a Limited Partnership Agreement of the Partnership (the “Prior Partnership Agreement”) to set forth the respective rights and obligations of the General Partner and Midstream Holdings with respect to the Partnership;

WHEREAS, on February 18, 2016, Midstream Holdings assigned to the Partnership the Sponsor Units and the Incentive Distribution Rights, free and clear of all Liens (other than restrictions on transferability in the MLP Agreement or under applicable law), pursuant to that certain Limited Partnership Interest Assignment Agreement, dated as of February 18, 2016, by and between the Partnership and the Midstream Holdings;

WHEREAS, in accordance with the terms of that certain Securities Purchase Agreement (as amended, modified, supplemented or restated from time to time in accordance with the terms thereof, the “Purchase Agreement”), dated as of the date hereof, by and among the Investors, the Partnership, and Midstream Holdings, the Investors are acquiring (a) 825,000 Common Units in the Partnership on the date hereof, and (b) 375,000 Series B Units in Midstream Holdings on the date hereof and, upon Midstream Holdings’ election may acquire additional Common Units and Series B Units after the date hereof; and

WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Prior Partnership Agreement in the manner set forth herein and hereafter the Prior Partnership Agreement shall be of no further force and effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth in this Agreement and intending to be legally bound, the parties hereto hereby amend and restate the Prior Partnership Agreement in its entirety to read as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Act” means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time.

“Additional Common Unit Purchase Price” has the meaning set forth in the Purchase Agreement.

“Adjusted Capital Account” means, with respect to any Partner, the balance, if any, in such Partner’s Capital Account as of the end of the relevant Tax Year or other period, after giving effect to the following adjustments:

(a) add to such Capital Account any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704–1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704–2(g)(1) and 1.704–2(i)(5); and

(b) subtract from such Capital Account such Partner’s share of the items described in Treasury Regulations Sections 1.704–1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition is intended to comply with the provisions of Treasury Regulations Section 1.704–1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in the Partner’s Adjusted Capital Account as of the end of the relevant Allocation Period.

“Affiliate” with respect to a Person, means any other Person that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the specified Person. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, (i) no Limited Partner shall be considered an Affiliate of another Limited Partner solely due to its ownership of Interests of the Partnership, and (ii) no Investor nor any of their respective affiliates shall be considered an Affiliate of the General Partner or Midstream Holdings. For the avoidance of doubt, the parties to this Agreement acknowledge and agree that the Partnership is an Affiliate of Midstream Holdings as of the date hereof.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Allocation Period” means (a) the period commencing on the Effective Date and ending on the last day of the Partnership’s Tax Year, (b) any subsequent period commencing on the first day of the Partnership’s Tax Year and ending on the last day of the Partnership’s Tax Year, or (c) any portion of any period described in clause (a) or (b) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Section 9.

“Available Cash” means the difference between all cash held by the Partnership less amounts used to pay or establish reasonable reserves for all documented, direct, third-party expenses of the Partnership and the reasonable and documented, direct, third-party expenses incurred by the General Partner and its Affiliates, all as reasonably determined on a periodic basis by the General Partner in good faith; provided that, for the avoidance of doubt, the Partnership shall not be responsible for any amounts related to overhead or general and administrative expenses of any Affiliates of the General Partner.

“Bipartisan Budget Act of 2015” means Title XI of the Bipartisan Budget Act of 2015 and any related provisions of law, court decisions, regulations or administrative guidance.

“Board” has the meaning set forth in Section 6.1(b).

“Board Observer” has the meaning set forth in Section 6.1(b).

“Board Observer Confidentiality Agreement” has the meaning set forth in Section 6.1(b).

“Board Rights Termination Date” has the meaning set forth in Section 6.1(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by law to be closed in the State of Texas or New York.

“Business Opportunity” has the meaning set forth in Section 3.3(b).

“Capital” means the amount of cash and the initial Gross Asset Value of any property (net of any liabilities assumed by the Partnership) contributed to the Partnership by the Partners pursuant to the terms of this Agreement.

“Capital Account” means the Capital Account maintained for each Partner on the Partnership’s books and records in accordance with the following provisions:

(a) To each Partner’s Capital Account there will be added (i) the amount of cash and the Gross Asset Value of any other asset contributed by such Partner to the Partnership pursuant to Article 4, (ii) such Partner’s allocable share of Profits and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Section 9.2(b) hereof or other provisions of this Agreement, and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account there will be subtracted (i) the amount of cash and the Gross Asset Value of any other Partnership assets distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner’s allocable share of Losses and any other items in the nature of expenses or losses that are specially allocated to such Partner pursuant to Section 9.2(b) hereof or other provisions of this Agreement, and (iii) liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(c) Determination of the amount of any liability for purposes of subparagraphs (a) and (b) above will take into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

(d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704–1(b) and 1.704–2 and will be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership.

“Capital Contribution” means any amount of Capital contributed to the Partnership by a Partner pursuant to the terms of this Agreement. Any reference to the Capital Contributions of a Partner will include the Capital Contributions made by a predecessor holder of the Common Units of such Partner.

“Certificate” has the meaning set forth in Section 2.1.

“Change in Control” has the meaning ascribed to such term in the LLC Agreement as of the date hereof.

“Change in Control Put Notice” has the meaning set forth in Section 7.9(b).

“Claims” has the meaning set forth in Section 12.1(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Common Unit” means a unit representing a fractional part of an Interest and having the rights and obligations associated with Common Units as described herein.

“Confidential Information” means all information provided to a Limited Partner or its Representatives by or on behalf of the Partnership, the General Partner or their respective Representatives, including all information, data, reports, interpretations, contract terms and conditions, forecasts and records containing or otherwise reflecting information concerning the Partnership, or its Affiliates, potential counterparties or customers or their Affiliates, potential projects, business plans or proposals, market or economic data, identities of actual or potential counterparties or customers, designs, concepts, trade secrets and other business, operational or technical information (irrespective of the form of communication of such information) and together with analyses, compilations, studies or other documents, whether prepared by or on behalf of a Partner or its Representatives, to the extent they contain or otherwise reflect such information (irrespective of the form of communication of such information). Notwithstanding the foregoing, Confidential Information does not include the following: (a) information which at the time of disclosure by or on behalf of the Partnership is publicly available or which later becomes publicly available through no act or omission of the disclosing Partner or its Representatives in violation of this Agreement; (b) information which was in the possession of a Limited Partner (other than any Limited Partner that is an Affiliate of the Partnership) or its Representatives prior to disclosure by or on behalf of the Partnership hereunder, provided that the source of such information was not known by such Limited Partner or its Representatives, after reasonable inquiry, to be bound by a contractual, legal or fiduciary obligation of confidentiality to the Partnership or its Representatives; (c) information received by a Limited Partner or its Representatives from a third party, provided that such Limited Partner, after reasonable inquiry, does not know that either (i) such information was provided to such Limited Partner or its Representatives on a confidential basis or (ii) such third party is prohibited from transmitting the information by a contractual, legal or fiduciary obligation; (d) information which was independently developed by a Limited Partner or its Representatives or for their benefit and which was not derived or obtained, in whole or in part, from or by reference to Confidential Information or from the Partnership or its Representatives hereunder; or (e) information relating to the tax structure or tax treatment of transactions contemplated by this Agreement.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with,” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Covered Person” means, in each case, whether or not a Person continues to have the applicable status referred to in the following list: a Partner; any Affiliate of a Partner; any officers, directors, members, managers, stockholders, partners, employees, representatives or agents of any Partner, or of any of their respective Affiliates; any employee or agent of the Partnership or the General Partner or their respective Affiliates; and any Tax Matters Partner of the Partnership.

“Debt” for any Person means, without duplication, all obligations of such Person: (a) for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments; (b) to pay the deferred purchase price of Property; (c) that are recorded as capital leases on the balance sheet of such Person in accordance with GAAP as in effect on the date hereof; (d) for any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities; or (e) under guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above. Notwithstanding the foregoing, “Debt” shall not include (x) intercompany Debt owing by the Partnership or any of its Subsidiaries to the Partnership or any of its Subsidiaries, in each case other than Debt owed to any Subsidiaries that are not wholly-owned by Affiliates of the Partnership, (y) obligations with respect to surety, performance or appeal bonds and similar instruments or (z) trade accounts and other similar accounts that are payable no later than 120 days after invoice.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Allocation Period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Period, Depreciation for such Allocation Period will equal the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2); and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Period is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Dispute Notice” has the meaning set forth in Section 7.6(c)(iii).

“Disqualified Transferee” means any Person (other than REI and its Subsidiaries) that (i) directly, or indirectly through one or more Affiliates, actively engages in, or is reasonably expected to actively engage in the immediate future in the exploration, development, production, gathering, processing, storing, transporting or marketing of oil, natural gas or natural gas liquids in the Appalachian basin, (ii) is not an Accredited Investor, or (iii) is not a “qualified purchaser” under the Investment Company Act of 1940, as amended.

“Drag-Along Transaction” means: (a) any consolidation, conversion, merger or other business combination involving the Partnership in which all of the outstanding Interests are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than an IPO Exchange; (b) a sale or other disposition of all or substantially all of the assets of the Partnership to be followed promptly by the liquidation of the Partnership in accordance with Article 13 or a distribution of all or substantially all of the net proceeds of such disposition after payment or other satisfaction of liabilities and other obligations of the Partnership; or (c) the sale by all the Partners of all of the Interests in a single transaction or series of related transactions, other than pursuant to Section 7.7 or Section 7.8.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Eligible Seller Persons” has the meaning set forth in Section 7.7(i).

“Equity Interests” means: (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (c) any warrant, option, subscriptions, calls, commitments or other right (contingent or otherwise) of any kind or character relating to, or entitling any Person to acquire any of the foregoing.

“Exchange” has the meaning set forth in Section 7.8(b).

“Exchange Securities” has the meaning set forth in Section 7.8(b).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended, supplemented or restated from time to time and any successor statutes thereto.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller as determined in good faith by the General Partner.

“Fiscal Year” has the meaning set forth in Section 2.7.

“Fundamental Representations” has the meaning set forth in Section 7.6(c)(v).

“General Partner” means Rice Midstream GP Management LLC, or its successor entity, in its capacity as the general partner of the Partnership and includes any Transferee of all but not less than all of the General Partner’s Interest in the Partnership.

“General Partner Interest” means the Interest held by the General Partner and designated as General Partner Interest.

“GP Change in Control” means Midstream Holdings and its Affiliates no longer (i) own the majority of the voting Equity Securities of the General Partner or (ii) have the right to appoint the majority of the board of directors or managers of the General Partner.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership is the gross fair market value of such asset as agreed upon between the General Partner and the contributing Partner at the time of contribution.

(b) The Gross Asset Value of all Partnership assets will be adjusted to be equal to their respective gross fair market values, as determined by the General Partner, in connection with: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution or in exchange for the performance of services to or for the benefit of the Partnership; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for an interest in the Partnership; (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704 1(b)(2)(ii)(g) (other than pursuant to Section 708(b)(1)(B) of the Code); (iv) the issuance of a Noncompensatory Option; or (v) any other event to the extent determined by the General Partner to be necessary to properly reflect the Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that in the event of the issuance of an Interest in the Partnership pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by the interest differs from the consideration paid to acquire and exercise the Noncompensatory Option, the Gross Asset Value of each Partnership asset immediately after the issuance of the interest will be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership asset and the Capital Accounts of the Partners will be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); and provided further, however, that adjustments pursuant to clause (i) and clause (ii) of this sentence will be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. If any Noncompensatory Options are outstanding upon the occurrence of an event described in this subparagraph (b)(i) through (b)(v), the Partnership will adjust the Gross Asset Values of its assets in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset (taking Code Section 7701(g) into account) on the date of distribution.

(d) the Gross Asset Value of Partnership assets will be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m).

“HSR Act” means the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Distribution Rights” has the meaning set forth in the MLP Agreement.

“Inclusion Notice” has the meaning set forth in Section 7.7(c).

“Inclusion Right” has the meaning set forth in Section 7.7(c).

“Independent Third Party” means, with respect to any Person, any Person who is not an Affiliate of such Person.

“Initial Common Unit Purchase Price” has the meaning set forth in the Purchase Agreement.

“Interest” means, collectively, the General Partner Interests and the limited partnership interest of a Partner in the Partnership at any particular time, including, without limitation, all Common Units held by such Partner.

“Investor” has the meaning set forth in the introductory paragraph hereof.

“Investor Common Units” has the meaning set forth in Section 7.9(a).

“Investor Confidential Information” has the meaning set forth in Section 10.3(b).

“Investor Partners” means the Investors and the Investor Transferees in each case that are Limited Partners and hold Investor Common Units at the relevant time of determination, other than any such Person that is an Affiliate of the General Partner.

“Investor Transferee” means any Transferee that is a Limited Partner and holds Investor Common Units.

“IPO Exchange” means an Exchange of Limited Partner Interests into IPO Securities in accordance with Section 7.8(b).

“IPO Issuer” means (a) the Partnership or (b) any Affiliate of the Partnership or the General Partner formed to directly or indirectly own the Partnership or substantially all of the assets of the Partnership that will be the issuer in a Qualified Public Offering.

“IPO Securities” has the meaning set forth in Section 7.8(b).

“Liens” means with respect to any asset, any mortgage, lien (statutory or otherwise), conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Limited Partners” means the Limited Partners that hold Common Units and any other Person admitted to the Partnership as a Limited Partner in accordance with the terms of this Agreement.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Midstream Holdings, dated as of the date hereof, by and between Rice Energy Appalachia LLC and the Investors, as the same may be amended, supplemented or restated from time to time.

“Lock-Up Period” means the period of time beginning on the date of this Agreement and ending on February 22, 2019.

“Manager” has the meaning set forth in Section 6.1(b).

“Marketable Securities” means securities that are traded on a National Securities Exchange.

“Midstream Holdings” has the meaning set forth in the introductory paragraph.

“Minimum Investor Return” means (a) one hundred twenty-five million dollars ($125,000,000) in the case of each of a redemption undertaken in accordance with Section 7.9 (Mandatory Redemptions), a Drag-Along Transaction and a Simplification Transaction, and (b) seventy five million dollars ($75,000,000) in the case of a Qualified Public Offering (other than a Simplification Transaction); provided that in each case, such amount shall be reduced (x) on a dollar for dollar basis by the aggregate amount of proceeds distributed to any holder of Investor Common Units with respect to such Investor Common Units that arises from the sale of any assets (including any Sponsor Units or Incentive Distribution Rights) of the Partnership subject to the limitations on distributions set forth in Section 7.10; and provided, further, that from and after the earliest of the consummation of (i) a Qualified Public Offering, and (ii) a Drag-Along Transaction (including in each case the payment of all amounts due to the Investor Partners with respect to Investor Common Units in accordance with Section 7.6 and Section 7.8 at such time), the Minimum Investor Return will be zero dollars ($0).

“MLP” means Rice Midstream Partners LP, a Delaware limited partnership.

“MLP Agreement” means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of December 22, 2014, as may be amended, modified, waived or supplemented from time to time.

“MLP Entities” means the MLP General Partner, the MLP and each of their respective Subsidiaries.

“MLP General Partner” means Rice Midstream Management LLC, a Delaware limited liability company.

“National Securities Exchange” means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Organizing Person” means each Person executing the Certificate on behalf of the General Partner or the Partnership.

“Participating Limited Partner” has the meaning set forth in Section 7.7(c).

“Partner” means each of the General Partner and the Limited Partners and any Person admitted to the Partnership as a Partner after the date hereof in accordance with this Agreement.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth for such term in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth for such term in Treasury Regulations Section 1.704-2(i).

“Partnership” has the meaning set forth in the introductory paragraph hereof.

“Partnership Minimum Gain” has the meaning set forth for such term in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1).

“Partnership Representative” has the meaning set forth in Section 11.4(b).

“Permitted Transfers” has the meaning set forth in Section 7.1(a).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Prior Partnership Agreement” has the meaning set forth in the recitals.

“Profits” and “Losses” means, for each Allocation Period or other period, an amount equal to the Partnership’s taxable income or loss for such Allocation Period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss), with the following adjustments:

(a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses will increase the amount of such income and/or decrease the amount of such loss;

(b) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, will decrease the amount of such income and/or increase the amount of such loss;

(c) gain or loss resulting from any disposition of any Partnership assets where such gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(d) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such income or loss, Depreciation will be taken into account for such Allocation Period or other period;

(e) to the extent an adjustment to the adjusted tax basis of any asset included in Partnership assets pursuant to Code Section 734(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Interest, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and will be taken into account for the purposes of computing Profits and Losses;

(f) if the Gross Asset Value of any Partnership asset is adjusted in accordance with subparagraph (b) or subparagraph (c) of the definition of “Gross Asset Value” above, the amount of such adjustment will be taken into account in the Allocation Period of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

(g) notwithstanding any other provision of this definition of Profits and Losses, any items that are specially allocated pursuant to Section 9.2(b) hereof will not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 9.2(b) hereof will be determined by applying rules analogous to those set forth in this definition of Profits and Losses.

“Property” means all of the assets and property now owned or hereafter acquired by the Partnership.

“Pro Rata Percentage” means, with respect to each holder of Common Units, a fraction (expressed as a percentage), the numerator of which is the total number of Common Units held by such Person and the denominator of which is the total number of Common Units outstanding.

“Publicly Offered Securities” has the meaning set forth in Section 7.8(b).

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchased Percentage” has the meaning set forth in Section 7.7(d)(ii).

“Purchased Common Units” has the meaning set forth in Section 7.7(d)(ii).

“Qualified Public Offering” means either (i) any underwritten initial public offering by the IPO Issuer of Equity Interests pursuant to an effective registration statement under the Securities Act and for which either (x) the Equity Interests being retained by the Investors or Investor Transferees in the IPO Issuer following the consummation of such offering represent in the aggregate less than 20% of the total outstanding Equity Interests in the IPO Issuer immediately following the consummation of such offering or (y) all of the Interest held by the Investors or Investor Transferees are exchanged or disposed of for cash in such offering or (ii) any Simplification Transaction.

“Regulatory Allocations” has the meaning set forth in Section 9.2(g).

“REI” means Rice Energy Inc., a Delaware corporation.

“Representatives” means (a) with respect to the Partnership, any of: (i) the General Partner; (ii) the Partnership’s or the General Partner’s Affiliates; and (iii) directors, officers, managers, employees, members, partners, agents and authorized representatives (including attorneys, accountants, consultants, bankers, lenders and financial advisors) of the Partnership, the General Partner and their respective Affiliates and (b) with respect to a Partner, any of: (i) such Partner’s Affiliates; (ii) directors, officers, managers, employees, members, stockholders, partners, agents and authorized representatives (including attorneys, accountants, consultants, bankers, lenders and financial advisors) of such Partner and such Partner’s Affiliates and (iii) Persons who are (or are in discussions to become) beneficial owners of equity interests in such Partner or the Partnership.

“Requested Common Units” means the aggregate number of Common Units requested to be included in a Tag-Along Sale by all Limited Partners duly exercising their Inclusion Rights.

“Requisite Limited Partners” means at any time of determination, the Limited Partners that are not Affiliates of the General Partner that collectively have a majority of the Pro Rata Percentage held by all such Limited Partners.

“Restricted Business Opportunity” has the meaning set forth in Section 3.3(b).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor statutes thereto.

“Simplification Securities” has the meaning set forth in Section 7.8(b).

“Simplification Transaction” means: (a) any consolidation, merger or other business combination involving the Partnership and the MLP pursuant to which all of the outstanding Common Units are exchanged for or converted into Equity Interests in the MLP that are listed on a National Securities Exchange; (b) a sale or other disposition of all or substantially all of the assets of the Partnership to the MLP in exchange for Equity Interests in the MLP that are listed on a National Securities Exchange, to be followed promptly by the liquidation of the Partnership and the distribution of all or substantially all of such Equity Interests in the MLP after payment or other satisfaction of liabilities and other obligations of the Partnership; or (c) the sale by all the Limited Partners of all of the outstanding Common Units to the MLP in exchange for Equity Interests in the MLP that are listed on a National Securities Exchange.

“Sponsor Units” has the meaning set forth in the Purchase Agreement.

“Subsidiary” means, with respect to any Person, (a) any corporation, of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) any limited liability company, partnership (whether general or limited), association or other business entity, of which a majority of the partnership or other similar ownership interests thereof (or such ownership interests in the general partner in the case of a limited partnership) is at the time of determination owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons (i) will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, (ii) is or controls the managing member or general partner of such limited liability company, limited partnership, association or other business entity or (iii) has the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tag-Along Offer” has the meaning set forth in Section 7.7(a).

“Tag-Along Price” has the meaning set forth in Section 7.7(a).

“Tag-Along Sale” has the meaning set forth in Section 7.7(a).

“Tag-Along Terms” has the meaning set forth in Section 7.7(a).

“Tag-Along Transferee” has the meaning set forth in Section 7.7(a).

“Tag-Along Transferor” has the meaning set forth in Section 7.7(a).

“Tax Matters Partner” has the meaning set forth in Section 11.4(a).

“Tax Year” has the meaning set forth in Section 2.7.

“Transaction Documents” has the meaning set forth in Section 6.2.

“Transfer” means, with respect to any Interest or other Equity Interest, any direct or indirect transfer, assignment, sale, conveyance, license, lease, or partition of such interest, pledge, mortgage, Lien, exchange, hypothecation, gift, grant of a security interests or other direct or indirect disposition or encumbrance (whether with or without consideration) or the acts thereof, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Interests is transferred or shifted to another Person, including any of the foregoing which occurs by operation of law or any “involuntary transfer” such as a sale of any part of such interest therein in connection with any bankruptcy or similar insolvency proceedings, or any other disposition of such interest. Notwithstanding the foregoing, neither (i) the direct or indirect transfer of Equity Interests in REI nor (ii) the pledge or encumbrance of any Interest under the Credit Facility (as defined in the LLC Agreement) or any Replacement Credit Facility (as defined in the LLC Agreement), shall constitute a “Transfer” of an Interest in the Partnership or its Subsidiaries.

“Transferee” means a Person who receives all or a part of a Partner’s Interest through a Transfer.

“Transferor Requested Percentage” means the percentage determined by dividing (a) the total number of Common Units that the Tag-Along Transferor proposes to sell in a Tag-Along Sale by (b) the total number of outstanding Common Units then held by the Tag-Along Transferor.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“VWAP Price” means, in respect of any date of determination and in respect of an Equity Interest, the volume weighed average price of such security on the New York Stock Exchange for the 30 trading days immediately preceding the date of determination (or applicable shorter portion thereof, in the event of a date of determination prior to the 30th trading day following a Qualified Public Offering); provided that (x) if such security is not listed on the New York Stock Exchange as of such day, the price of such security on the principal other United States national or regional securities exchange on which such security is then listed shall be used to determine the VWAP Price or (y) if such security is not then listed on a United States national or regional securities exchange, the price of such security on the principal other market on which such security is then listed or admitted for trading shall be used to determine the VWAP Price or (z) if such security is not then listed or admitted for trading on any market, the fair market value of such security.

“Withheld Cash” has the meaning set forth in Section 7.10.

ARTICLE 2

FORMATION AND TERM

Section 2.1 Continuation of the Partnership. The Partnership was organized as a Delaware limited partnership by the filing of the Certificate of Limited Partnership of the Partnership (the “Certificate”) in the office of the Secretary of State pursuant to the Act on February 11, 2016. The Partners desire to continue the Partnership for the purposes and upon the terms and conditions hereinafter set forth. Except as provided herein, the rights, duties and liabilities of each Partner shall be as provided in the Act.

Section 2.2 Name. The business and affairs of the Partnership will be conducted under the name “Rice Midstream GP Holdings LP” and such name will be used at all times in connection with the Partnership’s business and affairs, except to the extent the General Partner agrees to the use by the Partnership of assumed names or other trade names or fictitious names. The General Partner will execute such assumed or fictitious name certificates as may be desirable or required by law to be filed in connection with the business and affairs of the Partnership and will cause such certificates to be filed in all appropriate public records.

Section 2.3 Term. The Partnership commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware, and will continue in existence until terminated pursuant to this Agreement.

Section 2.4 Registered Agent and Office. The registered office of the Partnership in the State of Delaware will be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law. The registered agent of the Partnership in the State of Delaware will be the initial registered agent designated in the Certificate, or such other Person or Persons as the General Partner may designate from time to time in the manner provided by law.

Section 2.5 Principal Place of Business. The principal office of the Partnership will initially be at 400 Woodcliff Drive, Canonsburg, PA 15317 or such other location as the General Partner may designate from time to time, which need not be in the State of Delaware. The Partnership may have such other offices as the General Partner may determine appropriate.

Section 2.6 Qualification in Other Jurisdictions. Prior to the Partnership’s conducting business in any jurisdiction other than the State of Delaware, the General Partner will cause the Partnership to comply, to the extent procedures are available, with all requirements necessary to qualify the Partnership as a foreign limited partnership in such jurisdiction. The General Partner is authorized, on behalf of the Partnership, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with such qualifications. Further, each Partner will execute, acknowledge, swear to and deliver all certificates and other instruments that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Partnership as a foreign limited partnership in all such jurisdictions in which the Partnership may conduct business.

Section 2.7 Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) for financial statement purposes will be the same as the fiscal year of the MLP unless otherwise determined by the General Partner with the consent of the Requisite Limited Partners, not to be unreasonably withheld, conditioned or delayed. The tax year of the Partnership (the “Tax Year”) for income tax purposes will end on December 31st unless otherwise determined by the General Partner with the consent of the Requisite Limited Partners, not to be unreasonably withheld, conditioned or delayed, or required under the Code.

ARTICLE 3

PURPOSE AND POWERS OF THE PARTNERSHIP

Section 3.1 Purpose. The Partnership is organized solely for the purposes of, in accordance with the terms hereof, (a) acquiring, holding, managing, voting and disposing of Equity Interests in the MLP, (b) effecting a Qualified Public Offering, if, when and on the conditions determined by the General Partner subject to any limitations set forth in this Agreement; (c) engaging in or performing any and all activities that are expressly permitted by this Agreement; and (d) engaging directly in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient in furtherance of or otherwise relating to the foregoing purpose as determined by the General Partner in its discretion or are otherwise authorized by both the General Partner and the Requisite Limited Partners; provided that the General Partner shall not undertake and shall refrain from taking any action that would cause the Partnership to engage, directly or indirectly, in any business that would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Section 3.2 Powers of the Partnership. The Partnership will have all powers and privileges granted to a limited partnership by the Act, any other law, or by this Agreement, including incidental powers thereto, to the extent such powers and privileges are necessary, customary, convenient or incidental to the attainment of the Partnership’s purpose.

Section 3.3 Business Opportunities; No Duty to Provide Information.

(a) Each of the Partnership and the Partners acknowledges and agrees that the Partners and their respective Affiliates: (i) have engaged in, prior to the date hereof, and may engage in, on or after the date of this Agreement, subject to compliance with the terms of this Agreement, businesses that directly or indirectly compete with the business of the Partnership and its Affiliates as conducted from time to time; (ii) have made, prior to the date hereof, and may make, on and after the date of this Agreement, subject to compliance with the terms of this Agreement, investments (by way of capital contributions, loans or otherwise) in Persons engaged in businesses that directly or indirectly compete with the business of the Partnership and its Affiliates as conducted from time to time; and (iii) have engaged, prior to the date hereof, and may, subject to compliance with the terms of this Agreement, engage, on and after the date hereof, in other transactions with and with respect to Persons engaged in businesses that directly or indirectly compete with the business of the Partnership and its Affiliates as conducted from time to time. Except as otherwise expressly set forth in this Agreement, the Partnership and the Partners agree that any involvement, engagement or participation of the Partners and their respective Affiliates in such investments, transactions and businesses, even if competitive with the Partnership or its Affiliates, will not be deemed wrongful or improper or to violate any duty express or implied under applicable law or this Agreement (subject to Section 5.4) and shall not be deemed a conflict of interest. For the purposes of clarity, no Investor shall be deemed to violate this Section 3.3 if it or any of its Affiliates shall invest in a fund or other entity, whether or not such Investor Controls such fund or entity, that makes an investment that directly or indirectly competes with the Partnership or its Affiliates.

(b) The Partnership and each Partner (solely in its capacity as a Partner) (on behalf of itself and its respective Affiliates) hereby renounce any co-participation right, interest or expectancy (including information rights) in any business opportunities, investments, transactions, ventures or other arrangements of any nature or description in which any other Partner or its Affiliates participates or desires or seeks to participate (each, a “Business Opportunity”), other than any Business Opportunities that such Limited Partner becomes aware of solely due to such Limited Partner’s ownership of Common Units (a “Restricted Business Opportunity”). No Partner or its Affiliates has any obligation to communicate or offer any Business Opportunity to the Partnership, and except as provided by this Section 3.3(b), any Partner or its Affiliates may pursue for itself outside of the Partnership or direct, sell, assign or transfer to a Person other than the Partnership any Business Opportunity.

(c) Waiver of Claims Relating to Renounced Business Opportunities. Each of the Partnership and the Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any of the Partners or their respective Affiliates (including any claims for breach of any fiduciary or other duty), for or in connection with any Business Opportunity that is not a Restricted Business Opportunity, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Partnership and each Partner, in each case to the fullest extent permitted by law; provided, however, that nothing contained in this Section 3.3(c) will constitute a release or waiver of or otherwise limit the confidentiality obligations set forth in Section 10.3.

(d) Each of the Partnership and the Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any Partner or any of its Affiliates for or in connection with any investment activity or other transaction activity or other matters made in compliance with this Section 3.3, or activities related to any of the foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Partnership and each other Partner, in each case to the fullest extent permitted by applicable law subject to this Section 3.3; provided, however, that the foregoing shall not release any claims for actual fraud, willful misconduct, or a breach of this Agreement, the Purchase Agreement, the LLC Agreement or any other agreement contemplated hereby or thereby or any agreement entered into after the date hereof.

(e) Notwithstanding anything in this Agreement to the contrary, each of the Partnership and the Partners acknowledges and agrees that the Partners and their respective Affiliates have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in this Section 3.3. The Partnership and each of the Partners hereby agree that (x) none of the Partners or any of their respective Affiliates (and any officers, directors, managers, partners or equityholders of such Partner or its Affiliates) have any obligation to use in connection with the business, operations, management or other activities of the Partnership or its Subsidiaries or to furnish to the Partnership, its Subsidiaries or Affiliates or any Partner any such confidential information, and (y) any claims against, actions, rights to sue, other remedies or other recourse to or against the Partners or any of their respective Affiliates (and any officers, directors, managers, partners or equityholders of such Partner or its Affiliates) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by each of the Partnership and the Partners to the fullest extent permitted by applicable law.

ARTICLE 4

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1 Interests.

(a) General. The General Partner’s Interest and each Limited Partner’s Interest in the Partnership will be represented by its Capital Account and by Common Units or General Partner Interests, as applicable, issued by the Partnership to such Partner. Such Interests shall be issued by the Partnership upon the Effective Date as set forth in Section 4.1(c). The General Partner shall only be authorized to cause the Partnership to issue additional Equity Interests not otherwise contemplated by this Section 4.1(a) solely with the prior approval of the Requisite Limited Partners.

(b) Classes of Interests. The Partnership shall have two classes of Interests: (i) one class of Limited Partner Interests designated as “Common Units” and initially consisting of fifty million (50,000,000) Common Units and (ii) General Partner Interest. The General Partner Interest shall not be entitled to any allocation of income, gains, losses or deduction or to any distributions made pursuant to Article 8.

(c) Initial Capital Contributions and Common Units. On the Effective Date, the Limited Partners shall have contributed cash or property to the Partnership in exchange for the number of Common Units set forth opposite such Limited Partner’s name on Exhibit A and the General Partner shall be issued the General Partner Interests set forth on Exhibit A.

(d) Additional Capital Contributions by Partners. No Partner shall be required to make any additional Capital Contributions to the Partnership. No Partner shall be permitted to make additional Capital Contributions to the Partnership without the approval of the General Partner and the approval of the Requisite Limited Partners.

(e) Transfer of Common Units Pursuant to the Purchase Agreement. After the Effective Date and in accordance with the terms of Section 3.1(a)(i) of the Purchase Agreement, the Partnership will be required to issue the Investors, pro rata in accordance with their ownership of Common Units, a number of Common Units such that the Investor’s total pro forma fully diluted equity interests in the Partnership, including any Common Units previously held, is increased by 0.55% for each additional $25,000,000 (or portion thereof) of Class B Units in Midstream Holdings purchased by the Investors. Promptly upon any such issuance of Common Units, the Partnership shall promptly cause the Capital Accounts of each Investor to be adjusted on the books and records of the Partnership to reflect any issuance of Common Units after the Effective Date in accordance with the terms of Section 3.1(a)(i) of the Purchase Agreement.

Section 4.2 Return of Contribution. Except as expressly provided in this Agreement, a Partner is not entitled to the return of any part of its Capital Contributions. No Partner shall be entitled to interest on its unrepaid Capital Contribution or on the balance reflected in such Partner’s Capital Account. Any unrepaid Capital Contribution is not a liability of the Partnership or of the other Partners. No Partner is required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return the other Partners’ Capital Contributions.

Section 4.3 Withdrawal of Capital. No Partner has the right to withdraw any part of its Capital Contribution from the Partnership or receive the return of any part of its Interest in the Partnership prior to its liquidation and termination pursuant to Article 13.

Section 4.4 Capital Accounts. The Partnership will create a Capital Account for each Partner owning any Common Units and such Capital Account shall be maintained in accordance with the rules of Treasury Regulations Section 1.704–1(b)(2)(iv) and as set forth in this Agreement.

ARTICLE 5

PARTNERS

Section 5.1 Partners. As of the Effective Date, the undersigned Partners are the sole Partners of the Partnership. The names, addresses, and number of Common Units of each Partner are set forth on Exhibit A attached hereto and incorporated herein and the amount of the initial Capital Contributions has been provided to each of the Partners prior to or on the date hereof. The General Partner is hereby authorized to amend Exhibit A to reflect, in accordance with the terms hereof, the admission of additional Partners, the withdrawal of a Partner, the change of address of a Partner, the Capital Contribution of a Partner, the number of Common Units of a Partner, and other information called for by Exhibit A. Such completion, correction or amendment may be made from time to time as and when the General Partner considers it appropriate.

Section 5.2 Liability of Partners.

(a) Except as otherwise provided by law and by Section 8.2, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Partnership, and no Limited Partner, and no Covered Person, will be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner. However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Limited Partner is liable for any debt, obligation or liability of the Partnership, the Limited Partners will bear such liability in proportion to their then existing Pro Rata Percentage.

(b) Except as otherwise expressly required by law, a Limited Partner, in its capacity as a Limited Partner, will have no liability in excess of (i) the amount of its Capital Contributions; (ii) its share of any assets and undistributed profits of the Partnership; (iii) its obligation to make other payments expressly provided for in this Agreement and the Purchase Agreement; and (iv) the amount of any distributions wrongfully distributed to it.

(c) Except as otherwise provided in this Agreement or required by applicable law, no Partner will be liable to any other Limited Partner or to the Partnership by reason of such Partner’s actions in connection with the Partnership, except in the event of a violation of any provision of this Agreement or such Partner’s fraud, willful misconduct, or bad faith.

Section 5.3 Restrictions on Management by Limited Partners. Except for the right to consent to or approve certain matters as expressly provided in this Agreement, the Limited Partners in their capacity as Limited Partners will not have any other power or authority to manage the business or affairs of the Partnership or to bind the Partnership or enter into agreements on behalf of the Partnership. Any matter requiring the consent or approval of the Limited Partners pursuant to this Agreement or applicable law may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by Limited Partners holding Interests not less than the requisite Interests necessary to consent to or approve such action. Prompt notice of such consent or approval will be given by the Partnership to those Limited Partners who have not joined in such consent or approval, but not later than three (3) Business Days after the effective date of such consent or approval.

ARTICLE 6

MANAGEMENT; GENERAL PARTNER

Section 6.1 Management.

(a) Except as otherwise expressly provided in this Agreement or by applicable law, the power and authority to manage, direct and control the Partnership will be vested in the General Partner. The General Partner will have full, complete and exclusive authority to manage, direct and control the business, affairs and properties of the Partnership, and to perform any and all other acts or activities customary or incident to the management of the Partnership’s activities, without the necessity of the approval by the Limited Partners except as expressly provided herein. Except for the General Partner, no Partner may claim or exercise any authority to act, or to enter into any contract or agreement, on behalf of the Partnership. The Limited Partners agree that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Limited Partners and their respective successors, personal representatives and permitted assigns. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.

(b) During the period commencing upon the date hereof and ending on the Board Rights Termination Date, the Investor Partners holding a majority of the Investor Common Units, shall have the option and right to appoint a single representative (the “Board Observer”) to attend all meetings (including telephonic) of the board of managers of the General Partner (the “Board”) in an observer capacity. The initial Board Observer shall be Wallace C. Henderson, and in the event that Wallace C. Henderson is unable to attend any meeting of the Board, Matthew S. Hartman is hereby designated as a substitute Board Observer. In the event that both Wallace C. Henderson and Matthew S. Hartman are unable to attend any meeting of the Board, either Wallace C. Henderson or Matthew S. Hartman may designate another replacement Board Observer by prior notice (which may be via electronic mail) to the General Partner; provided that such individual is reasonably acceptable to the Board. The Board Observer shall not constitute a manager of the Board (a “Manager”) and shall not be entitled to vote on, or consent to, any matters presented to the Board, and, for the avoidance of doubt, the General Partner’s failure to comply with any of the provisions set forth in this Section 6.1(b) will not in any way affect the validity of any actions of the Board. The General Partner shall (i) give the Board Observer written notice of each meeting or action taken by written consent by the Board at the same time and in the same manner as notice is given to the Managers, (ii) provide the Board Observer with copies of all written materials and other information (including copies of minutes of meetings of the Board or written consents of the Board or given to the Managers in connection with such meetings or actions taken by written consent) at the same time such materials and information are furnished to such Managers and (iii) provide the Board Observer with the same right to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as is given each Manager. As a condition to the General Partner’s obligations hereunder, the Board Observer shall agree to enter into, comply with, and be bound by, in all respects, the terms and conditions of a Board Observer Confidentiality Agreement in substantially the form attached hereto as Exhibit B (the “Board Observer Confidentiality Agreement”). The Investor Partners that designated the Board Observer shall be responsible for any breach by the Board Observer of the Board Observer Confidentiality Agreement and for the breach by any Permitted Recipient (as defined in the Board Observer Confidentiality Agreement) of their confidentiality obligations. For the avoidance of doubt, the Board Observer shall not have any fiduciary duties or other obligations to the General Partner or the Partnership other than as set forth in the Board Observer Confidentiality Agreement. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board may exclude the Board Observer from access to any materials or meeting or portion thereof, to the extent such materials or meeting or portion thereof directly relates to (i) a dispute (or potential dispute) between or litigation (or potential litigation) involving both the Partnership, the General Partner or any of their respective Affiliates, on one hand, and the Investor Partners or any of their Affiliates or any business or investment in which any of them designate a member or observer to the board of directors or similar governing body of such business or otherwise Controlling such business, on the other hand, including any such actual or potential dispute or litigation among such Persons regarding this Agreement, the Purchase Agreement or the LLC Agreement, (ii) any transaction or potential transaction involving both the Partnership, the General Partner or any of their respective Affiliates, on one hand, and the Investor Partners or any of their Affiliates or any business or investment in which any of them designate a member or observer to the board of directors or similar governing body of such business or otherwise Controlling such business, on the other hand, or (iii) a matter that, in the advice of the Company’s counsel, could reasonably be expected to result in the loss of attorney-client privilege. The rights of the Investor Partners contained in this Section 6.1(b) shall immediately cease and terminate on the date (the “Board Rights Termination Date”) that is the earlier of (A) the date on which a Qualified Public Offering (including a Simplification Transaction) is effected and (B) the date on which the Investor Partners collectively no longer own greater than 30% of the aggregate Common Units issued to the Investors on the Initial Closing Date (as defined in the Purchase Agreement). From and after the Board Rights Termination Date, the rights of the Investor Partners in this Section 6.1(b) shall cease.

Section 6.2 Limitation of Duties; Waiver of Fiduciary Duties. To the fullest extent permitted by law and, notwithstanding any provision of this Agreement or any other document executed in connection with this Agreement, including the Purchase Agreement (collectively, the “Transaction Documents”), to the contrary, no Partner (including the General Partner), in its capacity as a Partner, will have any duty, fiduciary or otherwise, to the Partnership or any other Partner or to any creditor of the Partnership (even if the Partnership is insolvent or near insolvency) in connection with the business and affairs of the Partnership or any consent or approval given or withheld pursuant to this Agreement or any other Transaction Document (and all such duties are hereby expressly eliminated). Each of the Partnership and the Partners acknowledges and agrees that each Partner (including the General Partner), acting in its capacity as a Partner, may decide or determine any matter subject to such Partner’s approval pursuant to any provision of this Agreement in such Partner’s sole and absolute discretion, it being the intent of all Partners that each Partner has the right to make any such determination solely on the basis of its own interests. Each of the Partnership and the Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any Partner or any of its Affiliates for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are in each case expressly released and waived by the Partnership and each Partner, to the fullest extent permitted by law, as a condition of, and as part of the consideration for, the execution of this Agreement and the incurring by the Partners of the obligations provided in this Agreement; provided, however, that nothing contained herein will release or otherwise prevent the Partnership or any Partner from asserting a claim against any Partner with respect to any liability for any action or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. This Section 6.2 will not be deemed to alter the contractual obligations of a Partner to another Partner or the Partnership pursuant to the Transaction Documents.

(a) The Partnership and the Partners (in their own names and in the name and on behalf of the Partnership) hereby:

(i) agree that (x) the terms of this Section 6.2 to the extent that they modify or limit a duty (including any fiduciary duty) or other obligation, if any, that any Partner may have to the Partnership or another Partners under the Act or other applicable law, rule or regulation, are reasonable in form, scope and content; and (y) the terms of this Agreement shall control to the fullest extent possible if it is in conflict with a duty (including any fiduciary duty), if any, that any Partner may have to the Partnership or another Partner, the Act or any other applicable law, rule or regulation;

(ii) waive any duty (including any fiduciary duty) or other obligation, if any, that any Partner may have to the Partnership or another Partner, pursuant to the Act or any other applicable law, rule or regulation, to the extent necessary to give effect to the terms of this Section 6.2; and

(iii) acknowledge, affirm and agree that the execution and delivery of this Agreement by each Partner is of material benefit to the Partnership and the Partners, and no Partner would be willing to (x) execute and deliver this Agreement, and (y) enter into the transactions contemplated by the Purchase Agreement, in each case, without the benefit of this Section 6.2, including the liability limitation set forth in therein and herein.

Section 6.3 Bank Accounts. The General Partner may cause the Partnership to establish and maintain one or more separate bank or investment accounts for Partnership funds in the Partnership name with such financial institutions and firms as the General Partner may select and with such signatories thereon as the General Partner may designate.

Section 6.4 Restrictions of the Activities of the General Partner. Without the consent of the Requisite Limited Partners, the General Partner shall not be permitted to (in each case subject to Section 7.6 (Drag-Along Rights) and Section 7.8 (Qualified Public Offering) cause the Partnership to:

(a) make any declaration of bankruptcy, file a voluntary petition, or seek protection, under any federal or state bankruptcy, insolvency, liquidation or reorganization law;

(b) amend, modify or waive any provisions of the Certificate in a manner that adversely affects in any material respects the rights, preferences, privileges or powers of the Investor Partners;

(c) permit the Partnership to sell any assets held by the Partnership to any Affiliate of the General Partner or to any other Person, who is not an Affiliate of the General Partner, unless either (i) the terms of any such sale are no less favorable to the Partnership than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with an Independent Third Party or (ii) the consideration for such assets equals or exceeds the Fair Market Value of such assets; provided that the tests set forth in the foregoing clauses (i) and (ii) shall be deemed to be satisfied if either (A) the Partnership obtains a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of clauses (i) or (ii) or that the consideration to be received in such sale is fair from a financial point of view or (B) the applicable transaction solely involves the sale of common units in the MLP in an underwritten public offering;

(d) make any distributions pursuant to Section 8.1 in a form other than cash;

(e) create, grant, issue or offer any Equity Interests in the Partnership other than Common Units as required by this Agreement and the Purchase Agreement;

(f) incur Debt;

(g) permit the creation of any Liens on the assets of the Partnership other than (i) Liens created under the MLP Agreement or any other organizational documents of the MLP, (ii) Liens created under applicable securities laws, and (iii) Liens created in connection with the Transfer, or proposed Transfer, of such assets (including in connection with a Drag-Along Transaction, a Qualified Public Offering or any sale of such assets authorized by the General Partner);

(h) create, form or acquire any Subsidiaries (other than any Subsidiary of the MLP);

(i) enter into any transaction with any Affiliate other than any transactions expressly permitted by this Agreement, including distributions permitted by Article 8;

(j) elect (or change any election) to have the Partnership treated as an entity other than a partnership for federal income tax purposes;

(k) consent to or permit any pledge or encumbrance of any Interest (other than under the Credit Facility (as defined in the LLC Agreement) or any Replacement Credit Facility (as defined in the LLC Agreement)); provided, for the avoidance of doubt, the General Partner and its Affiliates shall not be permitted to pledge or encumber any Interests owned by the Investors;

(l) effect any dividend or split of Interests or equity recapitalization of the Partnership;

(m) amend, modify or alter the Fiscal Year of the Partnership; or

(n) enter into any agreement to effect the foregoing.

Notwithstanding the foregoing, nothing in this Section 6.4 shall prohibit, or otherwise require the approval of the Requisite Limited Partners, of any action or failure to act by the General Partner, the Partnership or any of its Subsidiaries that (i) will result in the Partnership redeeming all of the outstanding Common Units in accordance with Section 7.9, (ii) that is reasonably necessary to effect a Drag-Along Transaction in accordance with Section 7.6, or (iii) that is reasonably necessary to effect a Qualified Public Offering in accordance with Section 7.8.

ARTICLE 7

TRANSFERABILITY OF INTERESTS

Section 7.1 Prohibition on Transfers during Lock-Up Period.

(a) No Limited Partner may, directly or indirectly, Transfer its Interest or any portion thereof without the prior approval of the General Partner, except for Permitted Transfers and as otherwise permitted by this Article 7 (including Sections 7.6, 7.7, 7.8 and 7.9); provided that any such Transfer complies with the provisions set forth in Section 6.4(k) and this Article 7 (including Section 7.1(b)). For purposes of this Agreement, “Permitted Transfers” will include the following:

(i) a Transfer of Common Units by any Affiliate of the General Partner (including Midstream Holdings) to any other Person;

(ii) a Transfer by a Limited Partner of Common Units to any Affiliate of such Limited Partner; provided that if after the time of any such Transfer, such Limited Partner ceases to be an Affiliate of the Transferee, then the Transferee will immediately Transfer all of the applicable Common Units back to the Limited Partner that originally held such Common Units;

(iii) a Transfer by a Limited Partner of its Common Units to any other Person after the expiration of the Lock-Up Period; or

(iv) a Transfer by a Limited Partner of its Common Units that is expressly approved in writing by the General Partner.

(b) Notwithstanding anything to the contrary in this Agreement, no Limited Partner may effect a Transfer or permit any of its Affiliates to effect a Transfer of any of its Interest, if such Transfer would result in a Disqualified Transferee directly or indirectly acquiring such Interest, unless such Limited Partner has obtained the General Partner’s prior written approval of such Transfer.

(c) A Limited Partner may not Transfer its Interests pursuant to Section 7.1(a)(ii) if such Transfer has as a purpose the avoidance of the restrictions on Transfers in this Agreement (it being understood that the purpose of this sentence is to prohibit the Transfer of Interests to a Transferee in a Transfer followed by a change in the relationship between the transferor and the Transferee (or a change of Control of such transferor or Transferee) after such Transfer with the result and effect that the transferor has indirectly Transferred Interests to a Transferee in a Transfer that would not have been directly permitted pursuant to Section 7.1(a)(ii) had such change in such relationship occurred prior to such Transfer).

Section 7.2 Conditions to Transfer. Notwithstanding any other provision of this Agreement, no Transfer of a Common Unit may be effected by any holder of a Common Unit unless: (i) such Transfer is in compliance with or exempt from the Securities Act and all applicable state securities laws; (ii) such Transfer would not cause the Partnership to be treated as an association or “publicly traded partnership” taxable as a corporation and would not make the Partnership ineligible for “safe harbor” treatment under Code Section 7704 and the Treasury Regulations promulgated thereunder; and (iii) such Transfer would not cause the Partnership or any Partner to become subject to regulation under either the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended. Any Transferee of Common Units shall become a Partner upon the effectiveness of such Transfer in accordance with Section 7.3. Any Person admitted as a Partner of the Partnership pursuant to a Transfer made in accordance with the terms set forth above must agree to be bound by the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement. It is the intent of the Partners that the provisions set forth in this Article 7 will also apply with respect to the portion of any Interest that would be indirectly Transferred as a result of a Transfer of Equity Interests in any entity that, directly or indirectly, owns any Interest.

Section 7.3 Effective Date of Transfer. Any valid Transfer of a Limited Partner’s Common Units, or part thereof, pursuant to the provisions of this Article 7 will be effective as of the later of (a) the date of Transfer set forth on the written instrument of Transfer, (b) the date on which the Partnership has received the written instrument of Transfer, and (c) the date on which the requirements of this Article 7 have been satisfied (including the delivery of the transferee’s executed signature page in accordance with Section 7.5). The Partnership will, from the effective date of such Transfer, thereafter reflect such Transfer in the books of the Partnership and pay all further distributions on account of the Interest so Transferred to the Transferee of such Interest. As between any Limited Partner and its Transferee, Profits and Losses for the Fiscal Year of the Partnership in which such Transfer occurs will be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the General Partner.

Section 7.4 Transferee Not a Partner. In the event that a Transferee is not designated, or does not become, a Limited Partner pursuant to this Article 7, then such Transferee will not be entitled to exercise or receive any of the rights, powers or benefits of a Limited Partner other than the right to receive distributions to which the assigning Limited Partner would be entitled; provided that such Transferee will be subject to the obligations under this Agreement to which the Limited Partner Transferring such Common Units would be obligated had such units not been assigned, including those set forth in this Article 7. For the avoidance of doubt, nothing in this Section 7. 4 will (a) relieve the Transferee or the Transferring Limited Partner from any liabilities associated with the breach of this Agreement, (b) prevent the Partnership or the General Partner from specifically enforcing the restrictions on Transfer set forth herein, including by causing any such Transfer to be deemed invalid or otherwise rescinded, or (c) require the Partnership or any of the Partners to recognize any such Transfer as valid or binding on the Partnership or any Partner.

Section 7.5 Additional Partners. Subject to Section 6.4, upon the approval of the General Partner, additional Persons may be admitted to the Partnership as Partners. As a condition to being admitted as a Partner of the Partnership, any Person must agree to be bound by the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement, and must make the representations and warranties set forth in Section 14.1 as of the date of such Person’s admission to the Partnership. Any Person admitted to the Partnership as a Partner following the Transfer of Common Units from a Partner shall succeed to all of the rights, duties and obligations of its transferor under this Agreement; provided that any such Transfer by a Partner shall not relieve such Partner of its duties and obligations under this Agreement for periods prior to such Transfer.

Section 7.6 Drag-Along Rights.

(a) A Drag-Along Transaction with an Independent Third Party counterparty or counterparties may be initiated solely in compliance with this Section 7.6 at any time by the General Partner.

(b) In connection with any Drag-Along Transaction properly initiated pursuant to Section 7.6(a), and subject to the terms and conditions set forth in this Section 7.6, the General Partner and all other holders of Interests entitled to consent thereto shall consent to and raise no objections against the consummation of the Drag-Along Transaction, and if the Drag-Along Transaction is structured (i) as a consolidation, conversion, merger or other business combination, or a sale or other disposition or exchange of all or substantially all of the assets of the Partnership, each holder of Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights, if any, in connection with such consolidation, conversion, merger, other business combination or asset sale, or (ii) a sale of all of the Interests, the General Partner and each other holder of Interests shall agree to sell all of its Interests on the terms and conditions of such Drag-Along Transaction. All other holders of Interests shall promptly take all actions that are reasonably necessary in connection with the consummation of the Drag-Along Transaction reasonably requested by the General Partner, including the execution of such agreements and such other instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow or holdback arrangements relating to such Drag-Along Transaction (in each case, subject to Sections 7.6(c)(v), 7.6(c)(vi) and 7.6(c)(vii)), in each case to the extent that each other holder of Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.6(c). The holders of Common Units shall be permitted to sell their Common Units pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.

(c) Notwithstanding anything herein to the contrary, the obligations of the holders of Interests pursuant to this Section 7.6 are subject to the following terms and conditions:

(i) if the consideration payable in respect of such Drag-Along Transaction (A) consists solely of cash and/or Marketable Securities then, subject to Section 7.6(a)(ii), each holder of Common Units will receive the same consideration for each Common Unit in such Drag-Along Transaction or (B) consists of items other than cash or Marketable Securities, then, subject to Section 7.6(a)(ii), each holder of Common Units will receive the same value (as such value is determined in accordance with Section 7.6(a)(iii)) of consideration for each Common Unit in such Drag-Along Transaction;

(ii) the consideration payable with respect to the Investor Common Units shall consist solely of cash and/or Marketable Securities and the aggregate value of the consideration payable with respect to the Investor Common Units shall equal or exceed the Minimum Investor Return; provided that in determining whether the Minimum Investor Return shall have been achieved, any Marketable Security to be received in respect of the Investor Common Units shall be valued at 90% of the VWAP price of such Marketable Security;

(iii) if the General Partner proposes a Drag-Along Transaction that involves either (x) the receipt by the General Partner or any of its Affiliates of consideration in a form that is different from the consideration payable with respect to the Investor Common Units or (y) the sale to the acquiror in the Drag-Along Transaction by the General Partner or any of its Affiliates of any assets other than the Interests, then in the case of clause (x) the General Partner shall be entitled to value such forms of consideration based on the General Partner’s good faith determination of the relative Fair Market Value of such forms of consideration and in the case of clause (y) the General Partner shall be entitled to allocate consideration among the Interests and such other assets based on the General Partner’s good faith determination of the relative Fair Market Value of the Interests and such other assets; provided that, notwithstanding the foregoing, no value shall be allocated to the General Partner Interest unless at the applicable time the Partnership (or its Subsidiary) is the general partner of the MLP, in which case the General Partner Interest shall be allocated a value as though it were an asset other than an “Interest” as determined in accordance with this Section 7.6(a)(iii). The General Partner shall provide notice to each of the Limited Partners of its determinations at least twenty (20) Business Days prior to the closing of the Drag-Along Transaction. If the Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners) provide the General Partner with a notice in good faith disputing the General Partner’s allocation of value to the forms of consideration or the assets, as the case may be, and proposing an alternate allocation with reasonable supporting analysis at least ten (10) Business Days prior to the closing of the Drag-Along Transaction (a “Dispute Notice”, the Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners), on the one hand, and the General Partner, on the other hand, will cooperate in good faith to promptly agree on the relative Fair Market Value of such consideration or such assets, as the case may be. If they are unable to agree at least two (2) Business Days prior to the closing of the Drag-Along Transaction, then either party may give notice to the other party prior to the closing of the Drag-Along Transaction to cause the parties to cooperate in good faith to mutually select and engage one reputable national or regional investment bank or valuation firm with experience in the valuation of oil and gas assets (which valuation firm will not have, or have had, a material business relationship with the any of the Investor Partners, the General Partner or their respective Affiliates) to determine the relative Fair Market Value of the consideration to be paid in the Drag-Along Transaction or the assets being sold in the Drag-Along Transaction, as the case may be, within thirty (30) days of being engaged by the parties, in which case such determination shall be final and binding on the parties and all of the holders of Common Units absent manifest error, and the costs and expense of such valuation firm will be borne equally by the Investor Partners, on the one hand, and the General Partner, on the other hand. The Drag-Along Transaction may close prior to the resolution of any such dispute with the amount of consideration subject to dispute placed in a customary escrow account (or other arrangement mutually agreed on by the General Partner and the Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners)) until such dispute is finally resolved.

(iv) the Partnership shall bear the reasonable, documented costs incurred by the Partnership and the reasonable, documented, out-of-pocket third party costs incurred by the holders of the Common Units in connection with any Drag-Along Transaction or any discontinued Drag-Along Transaction;

(v) no holder of Interests shall be required to provide any representations, warranties or indemnities under any agreements entered into in connection with the Drag-Along Transaction, other than customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning: (1) such holder’s valid title to and ownership of the Interests, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws); (2) such holder’s authority, power and right to enter into and consummate the Drag-Along Transaction; (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction; (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Interests provides similar representations, warranties and indemnities with respect to the Interests held by such holder of Interests) and (5) the payment of all taxes that are the responsibility of such holder, but for which the Partnership may be liable (collectively, the “Fundamental Representations”);

(vi) no holder of Interests shall be obligated in respect of any indemnity obligations in such Drag-Along Transaction other than with respect to the customary representations, warranties and indemnities made on a several (and not joint) basis (subject to Section 7.6(c)(vii)) and referred to in this Section 7.6(c)(vi);

(vii) consideration placed in escrow or holdback shall be allocated among holders of Common Units such that if the acquirer in the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.6(c)(ii) (including the payment to the applicable holders of the Minimum Investor Return with respect to their Investor Common Units) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction;

(viii) no holder of Interests shall be liable for any amount (in the aggregate under all transaction documents entered into with respect to such Drag-Along Transaction) in excess of the Fair Market Value of any consideration received by such holder of the Interests. All liabilities among the sellers of the Interests shall be several liabilities and not joint and several (subject to Section 7.6(c)(v));

(ix) no Partner shall be obligated to be subject to any non-competition, non-solicitation or similar restrictive covenant in connection a Drag-Along Transaction (provided that the Partners will agree to be bound by customary confidentiality restrictions similar to the restrictions set forth in Section 10.3);

(x) the total proceeds (net of any escrow, holdback or similar contractual arrangement) payable, directly or indirectly, in connection with the Drag-Along Transaction (excluding amounts that are any portion of the purchase price attributable to the assumption of any obligations or liabilities of the Partnership by the Transferee in the Drag-Along Transaction) shall be applied as follows: (A) first, regardless of the form of the Drag-Along Transaction, to satisfy all out-of-pocket costs, expenses and fees payable by the Partnership in connection with such Drag-Along Transaction, including the reasonable, documented out-of-pocket fees and expenses of counsel incurred by the Partnership arising in connection with the review, preparation, execution, delivery and performance by the Partners of any agreement, waiver or consent required to effect such transaction; (B) second, to satisfy, or to establish adequate reserves in respect of, all liabilities and obligations of the Partnership, at their face value, without a premium, including interest thereon at the applicable rate, to the extent not assumed by the Transferee in the Drag-Along Transaction; and (C) third, to the Partners in accordance with Section 7.6(c)(i); and

(xi) no Transfer of the Common Units shall occur until the applicable holder of the Common Units has simultaneously received in full the applicable purchase price for such Common Units subject to any escrow or holdback permitted by this Section 7.6(c).

(d) Notwithstanding anything to the contrary in this Section 7.6, (i) if the consideration proposed to be paid to the holders of Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Interests that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the General Partner, to (A) at the cost of the Partnership, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (B) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities.

(e) Subject to the other terms of this Section 7.6, the General Partner shall be entitled to take all steps reasonably necessary to carry out an auction of the Partnership pursuant to a potential Drag-Along Transaction, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.

(f) Each Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution and re-substitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Partners required to give effect to this Section 7.6. The proxy granted pursuant to this Section 7.6 is a proxy coupled with an interest and is irrevocable.

Section 7.7 Tag-Along Rights.

(a) If any Limited Partner that is an Affiliate of the General Partner (in such capacity, the “Tag-Along Transferor”) desires to Transfer all or any portion of its Common Units to an Independent Third Party (the “Tag-Along Transferee”) in one transaction or a series of related transactions, the Tag-Along Transferor shall offer to include in such proposed Transfer (a “Tag-Along Sale”) a number of Common Units owned and designated by any other Limited Partner, in each case in accordance with the terms of this Section 7.7. Notwithstanding the foregoing, this Section 7.7 shall not be applicable to, and a Tag-Along Transferor may Transfer Common Units without complying with any of the provisions of this Section 7.7 in connection with, any Transfer: (i) made pursuant to a Drag-Along Transaction pursuant to Section 7.6; or (ii) made in connection with an IPO Exchange in accordance with Section 7.8. The Tag-Along Transferor shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (w) an offer to purchase or otherwise acquire Common Units from the other Limited Partners as required by this Section 7.7, (x) a time and place designated for the closing of such purchase, (y) the identity of the Tag-Along Transferee and (z) the per Common Unit purchase price proposed to be paid by the Tag-Along Transferee for the Tag-Along Transferor’s and other Limited Partners’ Common Units in a Tag-Along Sale (the “Tag-Along Price”) and the other material terms and conditions of such proposed Tag-Along Sale being offered by the Tag-Along Transferee and, if any portion of the consideration to be paid is other than cash, then the Tag-Along Transferor shall make available to the other Limited Partner’s all material information provided by the acquirer to the Tag-Along Transferor regarding such non-cash consideration (items (w) through (z) collectively, the “Tag-Along Terms”).

(b) Each of the Limited Partners that is not an Affiliate of the General Partner shall be entitled to request to include certain Common Units in such Tag-Along Sale, in each case in accordance with the terms of this Section 7.7

(c) The Tag-Along Transferor shall send a Tag-Along Offer (an “Inclusion Notice”), together with the Transferor Requested Percentage and a description of the Tag-Along Terms, to each of the other Limited Partners. Each Limited Partner shall have the right (an “Inclusion Right”), exercisable by delivery of written notice to the Tag-Along Transferor at any time within ten (10) Business Days after receipt of the Inclusion Notice, to sell to the Tag-Along Transferee, simultaneously with, and contingent upon, the sale of Common Units by the Tag-Along Transferor, a number of Common Units up to the total number of Common Units held by such Limited Partner multiplied by the Transferor Requested Percentage. If no Limited Partner delivers notice of its exercise of its Inclusion Right within the required period, the Tag-Along Transferor shall thereafter, without again complying with this Section 7.7, have the right to sell all (but not less than all) of the Interests comprising the Transferor Requested Percentage within six (6) months of the date of the Inclusion Notice for a price per Common Unit not more than the Tag-Along Price and other terms and conditions that, on the whole, are not more favorable to the Tag-Along Transferor than the Tag-Along Terms offered to the other Limited Partners in the Inclusion Notice. If one or more Limited Partners duly exercises its Inclusion Right (any such Limited Partner, a “Participating Limited Partner”) by giving timely notice to the Tag-Along Transferor, then the Tag-Along Transferor shall be prohibited from selling any of the offered Common Units or any indirect interests therein to the Tag-Along Transferee unless the Tag-Along Transferor procures that such Tag-Along Transferee (or its designee) also purchases the applicable Common Units or indirect interests therein held by the participating Limited Partners who have exercised their Inclusion Right on the Tag-Along Terms with such modifications as may be agreed to by the applicable Tag-Along Transferee.

(d) Promptly following the completion of the procedures described in Section 7.7(c), the following procedures shall apply:

(i) first, the Tag-Along Transferor shall notify the Tag-Along Transferee of the number of Requested Common Units; and

(ii) next, the Tag-Along Transferor shall determine whether the Tag-Along Transferee is willing to purchase all of the Requested Common Units and, if the Tag-Along Transferee is unwilling to purchase all of the Requested Common Units, then, the Tag-Along Transferor shall determine what percentage of the Requested Common Units that the Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”). Upon making such determination, the number of Common Units that each Limited Partner (including the Tag-Along Transferor) proposed to sell in the Tag-Along Sale shall be reduced on a pro rata basis (based on the respective total numbers of Common Units that such holders desired to sell) so as to permit each of the Tag-Along Transferor and the Participating Limited Partners to sell a number of Common Units equal to (x) the total number of Common Units that such holder desired to sell multiplied by (y) the Purchased Percentage (the “Purchased Common Units”).

(e) Notwithstanding anything to the contrary in this Section 7.7, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each Participating Limited Partner that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Tag-Along Transferor, to (i) at the cost of the Partnership, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Tag-Along Transferor or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the Fair Market Value of such securities.

(f) At the time (subject to extension to the extent necessary to pursue any required regulatory or equity holder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Limited Partners, the Tag-Along Transferor and the Tag-Along Transferee shall agree, the Participating Limited Partners and the Tag-Along Transferor shall sell to the Tag-Along Transferee all of the Purchased Common Units. Each sale of Purchased Common Units pursuant to this Section 7.7 shall be upon terms and conditions, if any, not more favorable, individually and in the aggregate, to the Tag-Along Transferee than the Tag-Along Terms and upon the consummation of such sale, each holder of Purchased Common Units shall receive the consideration specified in Section 7.7(g).

(g) Upon the consummation of a Tag-Along Sale, each seller of Purchased Common Units shall receive an amount of consideration equal to the product obtained by multiplying (A) the number of Purchased Common Units sold by such holder in the Tag-Along Sale by (B) the Tag-Along Price. If a holder of Purchased Common Units receives consideration from such Tag-Along Sale in a manner other than as contemplated by the immediately preceding sentence or in excess of the amount to which such holder is entitled in accordance with the immediately preceding sentence, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Purchased Common Units in accordance with the immediately preceding sentence. For the avoidance of doubt, the consideration due and owing to a Participating Limited Partner from the sale of the Purchased Common Units may be included in any escrow or holdback arrangements without such Participating Limited Partner’s consent; provided that the material terms of any such escrow or holdback was disclosed to the Participating Limited Partner prior to such Participating Limited Partner exercising its Inclusion Rights.

(h) No holder of Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale (excluding modest expenditures for postage, copies, and the like) and no holder of Interests shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Partnership for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Tag-Along Sale) of reasonable expenses incurred in connection with a consummated Tag-Along Sale for the benefit of all holders of Interests participating in the Tag-Along Sale and are not otherwise paid by the Partnership or another Person.

(i) In each case, at the closing of the Tag-Along Sale, no Participating Limited Partner shall be required to make any representations or warranties with respect to the Common Units or the Partnership in connection with such Transfer, other than any representations or warranties that were disclosed to the Participating Limited Partner prior to such Participating Limited Partner exercising its Inclusion Rights and the Fundamental Representations (and then only to the extent that each other holder of Interests provides similar representations, warranties and indemnities with respect to the Interests held by such holder of Interests).

(j) No Participating Limited Partner shall be obligated in respect of any indemnity obligations in such Tag-Along Sale other than with respect to the representations and warranties on a several (and not joint) basis referred to in Section 7.7(i) and any reasonable and customary covenants relating to the transfer of such Participating Limited Partner’s Common Units at the closing of the transaction.

(k) No Participating Limited Partner shall be liable for any amount (in the aggregate under all transaction documents entered into with respect to such Tag-Along Sale) in excess of any consideration received by such Limited Partner for the sale of its Purchased Common Units. All liabilities among the sellers of Interests shall be several liabilities and not joint.

Section 7.8 Qualified Public Offering.

(a) A Qualified Public Offering may be initiated and approved by the General Partner solely in compliance with this Section 7.8.

(b) In connection with any proposed Qualified Public Offering approved by the General Partner, the outstanding Common Units may be converted or exchanged in accordance with this Section 7.8 into (x) equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified Public Offering (the “Publicly Offered Securities”) or (y) in connection with a Simplification Transaction, into Equity Interests in the MLP that are listed on a National Securities Exchange (“Simplification Securities” and, together with the IPO Securities, the “Exchange Securities”). In connection therewith, each outstanding Common Unit may be converted into or exchanged for IPO Securities or Simplification Securities, as applicable, in a transaction or series of transactions (the “Exchange”) such that each holder of Common Units will receive the same number of IPO Securities or Simplification Securities, as applicable, per Common Unit as each other holder of Common Units receives; provided that the General Partner may in its sole discretion elect to provide for additional Exchange Securities to be issued in respect of Common Units held by the Investor Partners without an equivalent number being issued in respect of other outstanding Common Units in order to satisfy the requirements of Section 7.8(c). If, in connection with the Exchange, the General Partner determines that it is advisable to have all of the Common Units contributed by the holders thereof in one or a series of transactions (including by merger, conversion, consolidation or otherwise) to the IPO Issuer or the MLP, as applicable, pursuant to an agreement that provides for the exchange of Interests into IPO Securities or Simplification Securities, as applicable, of such Person (with the amount of IPO Securities or Simplification Securities, as applicable, to be received by each such holder being determined in accordance with this Section 7.8), each holder of Common Units agrees to participate in such an exchange (whether effected by contribution, exchange, merger, conversion, consolidation or otherwise); provided, that no holder of Common Units shall be required to make any representations or warranties regarding the Common Units or the Partnership in connection with such exchange except for the Fundamental Representations.

(c) Notwithstanding Section 7.8(a) or Section 7.8(b), the General Partner may not consummate a Qualified Public Offering unless the value of the Exchange Securities owned by the Investor Partners immediately following consummation of the Qualified Public Offering together with any cash proceeds received by the Investor Partners in the Qualified Public Offering equal or exceed the Minimum Investor Return. For purposes of calculating the value of the Exchange Securities owned by the Investor Partners immediately following the consummation of the Qualified Public Offering, such securities will be deemed to have a value equal to ninety percent (90%) of (i) in the case of IPO Securities, the price at which such Publicly Offered Securities are first sold to the public in the Qualified Public Offering as stated in the prospectus relating to such Qualified Public Offering, and (ii) in the case of Simplification Securities, their VWAP Price.

(d) Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified Public Offering in accordance with this Section 7.8, the General Partner shall be entitled to approve the transaction or transactions to effect the Exchange and to take all such other actions as are required or necessary to facilitate the Qualified Public Offering including: (i) determining the terms of the organizational documents of the IPO Issuer or the MLP, as applicable; (ii) forming any entities required or necessary in connection with the Qualified Public Offering; (iii) transferring or causing to be transferred any assets between or among the General Partner, the Partnership, the IPO Issuer, the MLP and any of their respective Subsidiaries; and (iv) amending the terms of this Agreement, in each case without the consent or approval of any other Person (including the Limited Partners). If the General Partner elects to exercise rights to initiate a Qualified Public Offering under this Section 7.8, each of the Limited Partners shall take such actions as may be reasonably requested by the General Partner in connection with consummating the offering and the Exchange, including, if requested by the underwriters to such offering, to enter into a customary letter agreement with such underwriters providing that such Limited Partner will not effect any public sale or distribution of the Publicly Offered Securities during the 180 calendar day period beginning on the pricing of such offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the IPO Issuer or the officers, directors or any other Affiliate of the IPO Issuer on whom a restriction is imposed.

(e) Each Limited Partner shall sell any fractional IPO Securities or Simplification Securities, as applicable, owned by such party (after taking into account all IPO Securities or Simplification Securities, as applicable, held by such party) to the IPO Issuer or the MLP, as applicable, upon the request of the General Partner in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the Fair Market Value of such fractional securities.

(f) Notwithstanding anything to the contrary in this Section 7.8, if no registration statement covering the issuance of the IPO Securities or Simplification Securities, as applicable, to the Partners in the Exchange has been declared effective under the Securities Act, then each of the Partners that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the General Partner, to (i) at the cost of the Partnership, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Partners or (ii) agree to accept cash in lieu of any IPO Securities or Simplification Securities, as applicable, such Partner would otherwise receive in an amount equal to the Fair Market Value of such IPO Securities or Simplification Securities, as applicable.

(g) Registration Rights. In connection with any proposed Qualified Public Offering approved by the General Partner in which the holders of Common Units will receive Exchange Securities pursuant to Section 7.8(b), Investor Partners will have the registration rights set forth on Exhibit C.

(h) MLP General Partner Contribution. The General Partner may give notice to Midstream Holdings on or prior to a Qualified Public Offering to cause Midstream Holdings to contribute or cause one of its Subsidiaries to contribute all of the outstanding Equity Interests in the MLP General Partner to the Partnership in exchange for either (at the election of Midstream Holdings) the continuation of General Partner’s General Partner Interest in the Partnership or $1.00 in cash. Notwithstanding the foregoing, Midstream Holdings shall not be required to make or cause to make the contributions contemplated by the immediately preceding sentence in connection with a Simplification Transaction.

Section 7.9 Redemption Matters.

(a) Investor Partners’ Put Right. If a Qualified Public Offering or a Drag-Along Transaction has not been consummated on or before February 22, 2021, then the Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners) may require the Partnership at any time thereafter by delivering written notice to the Partnership within sixty (60) days of such date to acquire all, but not less than all, of the Common Units that were purchased pursuant to the Purchase Agreement (whether at the Initial Closing (as defined in the Purchase Agreement) or any Additional Closing (as defined in the Purchase Agreement), such Common Units, collectively, the “Investor Common Units”) that are outstanding on such date from the holders thereof for a cash purchase price per Investor Common Unit equal to the quotient of (i) Minimum Investor Return divided by (ii) the aggregate total number of such Investor Common Units held by the Investor Partners. If the Partnership does not receive timely notice of exercise, then the Investor Partners shall be deemed to have irrevocably declined to exercise their right to require the Partnership to acquire the Investor Common Units pursuant to this Section 7.9(a). The purchase of such Investor Common Units will be effected in accordance with Section 7.9(c). The General Partner may cause the Partnership to assign to any other Person, including the General Partner and its respective Affiliates, the Partnership’s obligation to acquire such Common Units in accordance with this Section 7.9 either concurrently with the Partnership or in the Partnership’s place, as its designee; provided that, no such action will relieve the Partnership of any obligation or liability arising under this Agreement, including this Section 7.9.

(b) Investor Partners’ Put Right upon a Change in Control or GP Change in Control. The Partnership will deliver notice of any proposed Change in Control or GP Change in Control to the Investor Partners no less than twenty (20) Business Days prior to the expected consummation of a Change in Control or GP Change in Control, such notice to specify the nature of the transaction constituting the Change in Control or GP Change in Control and reasonable details related thereto (including the proposed purchaser or transferee, the consideration, and the date of the expected closing and all material agreements related thereto). The Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners) may elect to give notice no later than ten (10) Business Days prior to the expected consummation of the Change in Control or GP Change in Control (the “Change in Control Put Notice”) to the Partnership to cause the Partnership to acquire all, but not less than all, of the Investor Common Units then outstanding in exchange for payment of a cash purchase price per Investor Common Unit equal to the quotient of (i) Minimum Investor Return divided by (ii) the aggregate total number of such Investor Common Units held by the Investor Partners. Once delivered to the Partnership, the Change in Control Put Notice will be irrevocable without the consent of the General Partner. The purchase of the Investor Common Units will be effected in accordance with Section 7.9(c). If the Investor Partners (acting by approval of Investor Partners owning a majority of the Common Units held by the Investor Partners) either (i) notify the Partnership that the Investor Partners decline to exercise its rights under this Section 7.9(b) or (ii) fail to timely deliver the Change in Control Put Notice in accordance with this Section 7.9(b), then the Investor Partners will be deemed to have irrevocably elected not to exercise their rights to cause the Partnership to purchase all of the outstanding Investor Common Units in accordance with this Section 7.9(b); provided that, notwithstanding the foregoing, if such proposed Change in Control or GP Change in Control is not consummated, then the Investor Partners will not be deemed to have made such election and will continue to have the right to cause the Partnership to purchase all of the outstanding Investor Common Units in connection with a future Change in Control or GP Change in Control pursuant to and in accordance with the terms of this Section 7.9(b).

(c) The closing of (i) the transactions contemplated by Section 7.9(a) will take place on the date selected by the General Partner which shall be no more than ten (10) Business Days and no less than five (5) Business Days after the date on which the Partnership receives valid notice of the Investor Partners exercising their rights thereunder, (ii) the transactions contemplated by Section 7.9(b) will take place on the date on which the Change in Control or GP Change in Control, as applicable, is consummated, or in each case on such other date that the Partnership and any applicable seller mutually agree and subject to extension to the extent necessary to pursue any required regulatory or equity holder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act, if applicable. The parties to each transaction contemplated by Sections 7.9(a) and 7.9(b) will reasonably cooperate with one another to consummate the transactions on the applicable closing date, including at the other party’s request, executing and delivering customary agreements and related documents to effect the acquisition of the Investor Common Units by the Partnership. The Partnership will bear the expenses incurred by itself and the reasonable, out-of-pocket documented third party expenses incurred by any Partner in connection with any such transaction. In each case, at the closing of each such transaction the holder of Investor Common Units will be deemed to represent and warrant to the applicable acquirer that: (A) such holder has full right, title and interest in and to the applicable Investor Common Units; (B) such holder has all necessary power and authority and has taken all necessary action to sell the applicable Investor Common Units as contemplated by this Section 7.9; (C) the documents to be entered into by such holder have been duly executed by such holder and delivered to the acquiror and are enforceable against such holder in accordance with their respective terms; (D) the applicable Investor Common Units will be Transferred free and clear of any and all Liens other than restrictions on transfer arising under state or federal securities laws or under this Agreement; and (E) neither the execution and delivery of documents to be entered into in connection with such transaction, nor the performance of such holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, Law or judgment, order or decree of any court or governmental agency. No holder of Investor Common Units shall be required to make any representations or warranties with respect to the Investor Common Units other than as expressly set forth in this Section 7.9(c). At the closing of each such transaction, the applicable acquirer will wire in immediately available funds to an account designated by the seller cash in an amount equal to the applicable purchase price for such Investor Common Units, subject to any adjustments set forth in this Section 7.9. No sale of the Investor Common Units shall occur until the applicable holder of the Investor Common Units has received in full the applicable purchase price for such Investor Common Units, unless the failure of any such sale to occur is due to the breach of this Agreement by such holder.

(d) If (i) the Investor Partners duly exercise their right to cause the Partnership to redeem all of the outstanding Investor Common Units in accordance with Section 7.9(a) or Section 7.9(b), and (ii) the Partnership does not timely redeem such Investor Common Units in accordance with Section 7.9(c), then the Partnership shall conduct a sales process as described in Exhibit D.

(e) Notwithstanding anything to the contrary in this Agreement, if the Investor Partners duly exercise their right to cause the Partnership to redeem all of the outstanding Investor Common Units in accordance with Section 7.9(a) or Section 7.9(b), (ii) the Partnership does not timely redeem such Investor Common Units in accordance with Section 7.9(c), and (iii) Midstream Holdings issues Series B Units in Midstream Holdings to the holders of Investor Common Units in accordance with Section 6.12(b)(viii) and Section 6.12(b)(ix) of the LLC Agreement, then each such Series B Unit shall be deemed to be the payment of an amount of cash equal to the Stated Value (as defined in the LLC Agreement) to such holder for purposes of this Agreement. For the avoidance of doubt, if all such holders receive a combination of cash and Series B Units with an aggregate value equal to the applicable Minimum Investor Return in exchange for such holders’ Investor Common Units, then the Partnership shall be deemed to have fully satisfied its obligations to redeem the Investor Common Units under Section 7.9(a) or Section 7.9(b), as applicable.

Section 7.10 Sales of the Partnership’s Assets. If the Partnership sells any of its assets, including the Sponsor Units or the Incentive Distribution Rights in exchange for cash, then the Partnership may only make distributions of such proceeds to the extent that the Partnership retains immediately following such distribution an amount in cash or cash equivalents equal to the Minimum Investor Return that would apply to a Drag-Along Transaction (after giving effect to any such distribution). The restrictions set forth in this Section 7.10 shall not apply to proceeds attributable to a Qualified Public Offering or a Drag-Along Transaction, which shall be subject to Section 7.8 and Section 7.6 respectively. For the avoidance of doubt, subject to Section 6.4(c), the General Partner is expressly permitted to cause the Partnership to sell its assets from time to time.

ARTICLE 8

DISTRIBUTIONS AND ALLOCATIONS

Section 8.1 Distributions.

(a) Available Cash. Subject to Section 7.10 and the remaining provisions of this Article 8 and any preferential or disproportionate distributions to the extent expressly provided for in this Agreement, and other than upon a liquidation of the Partnership pursuant to Section 13.2, the Partnership will distribute, within five (5) days following the receipt by the Partnership of any distributions of cash from the MLP in respect of the Sponsor Units and Incentive Distribution Rights and any other Equity Interests in the MLP hereafter transferred to or acquired by the Partnership, all Available Cash of the Partnership to the Limited Partners of record as of the time of such distribution in accordance with such Limited Partners’ respective Pro Rata Percentage.

(b) Special Distributions of Investor Contributions. Capital Contributions made by the Investors in the form of Initial Common Unit Purchase Price and Additional Common Unit Purchase Price shall be distributed in their entirety to Midstream Holdings, and the funds so received shall be transferred to an account or accounts designated in accordance with the provisions of Section 2.1(e) and Section 3.4 of the Purchase Agreement, as applicable.

(c) Distributions in Error. Any distributions pursuant to this Section 8.1 made in error or in violation of Section 18-607(a) of the Act, will, upon demand by the General Partner, be returned to the Partnership.

Section 8.2 Withholding. All amounts withheld pursuant to the Code or any provision of any foreign, state or local tax law or treaty with respect to any payment, distribution or allocation to the Partnership or the Partners will be treated as amounts distributed to the Partners pursuant to this Article 8 for all purposes of this Agreement. The Partnership is authorized to withhold from distributions, or with respect to allocations, to the Partners and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, foreign, state or local law or treaty or any tax liability imposed under the Bipartisan Budget Act of 2015, and will allocate such amounts to those Partners with respect to which such amounts were withheld or are attributable.

Section 8.3 Limitations on Distribution. Except as provided in this Agreement, no Partner will be entitled to any distribution of cash or other property from the Partnership. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership will not make a distribution to any Partner on account of its Interest in the Partnership if such distribution would violate the Act or other applicable law.

ARTICLE 9

ALLOCATIONS

Section 9.1 Profits and Losses. After giving effect of the allocations set forth in Section 9.2, Profits or Losses for each Allocation Period will be allocated among the Partners in such a manner that, as of the end of such Allocation Period, the sum of (a) the Capital Account of each Partner, (b) such Partner’s share of Partnership Minimum Gain (as determined according to Treasury Regulation Section 1.704 2(g)), and (c) such Partner’s Partner Minimum Gain shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the Partnership were to (i) liquidate the assets of the Partnership for an amount equal to their Gross Asset Value, and (ii) distribute the proceeds of liquidation pursuant to Section 13.2. For the avoidance of doubt, the Partners agree that until the Allocation Period that includes the date specified in the first sentence of Section 7.9(a), the provisions contained in Section 7.9 shall not be taken into account in determining allocations of Profits and Losses pursuant to the immediately preceding sentence.

Section 9.2 Regulatory Allocations. Notwithstanding the foregoing provisions of Section 9.1, the following special allocations will be made in the following order of priority:

(a) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Minimum Gain during any Allocation Period, each Partner will be allocated items of Partnership income and gain for such year (and, if necessary, subsequent Allocation Periods) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 9.2, each Partner’s Capital Account will be determined, and the allocation of income or gain required hereunder will be effected, prior to the application of any other allocations pursuant to this Article 9 with respect to such Allocation Period. This Section 9.2(a) is intended to comply with the partner minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Notwithstanding the other provisions of this Agreement (other than Section 9.2(a) above), if there is a net decrease in Partner Minimum Gain during any Allocation Period, any Partner with a share of Partner Minimum Gain at the beginning of such Allocation Period will be allocated items of Partnership income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in the manner and amounts provided in Treasury Regulations Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 9.2, each Partner’s Adjusted Capital Account balance will be determined, and the allocation of income and gain required hereunder will be effected, prior to the application of any other allocations pursuant to this Article 9, other than Section 9.2(a) above, with respect to such Allocation Period. This Section 9.2(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(c) Qualified Income Offset. Except as provided in Section 9.2(a) and Section 9.2(b) above, in the event any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain will be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit, if any, created by such adjustment, allocation or distribution as quickly as possible unless such Adjusted Capital Account Deficit is otherwise eliminated pursuant to Section 9.2(a) or Section 9.2(b). This Section 9.2(c) is intended to constitute a qualified income offset described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

(d) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any Allocation Period, such Partner will be allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 9.2(d) will be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 9 have been tentatively made as if Section 9.2(c) and this Section 9.2(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Period will be allocated to the holders of Common Units in proportion to their respective Pro Rata Percentages.

(f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions will be allocated each Allocation Period to the Partner that bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

(g) Curative Allocations. The allocations set forth in Sections 9.2(a) through (f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 9.2. Therefore, notwithstanding any other provision of this Article 9 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the General Partner will make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement. In exercising its discretion under this Section 9.2(g), the General Partner will take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

Section 9.3 Income Tax Allocations.

(a) Except as provided in this Section 9.3, each item of income, gain, loss and deduction of the Partnership for federal income tax purposes will be allocated among the Partners in the same manner as such items are allocated for book purposes under Section 9.1 and Section 9.2.

(b) In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Partnership will, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value at the time of its contribution to the Partnership. If the Gross Asset Value of any Partnership property is adjusted in accordance with clause (b) or (d) of the definition of Gross Asset Value, then subsequent allocations of income, gain, loss and deduction will take into account any variation between the adjusted basis of such property for federal income tax purposes and its Gross Asset Value as provided in Code Section 704(c) and the related Treasury Regulations. For purposes of such allocations, the Partnership will elect the remedial allocation method described in Treasury Regulations Section 1.704-3(d).

(c) All items of income, gain, loss, deduction and credit allocated to the Partners in accordance with the provisions hereof and basis allocations recognized by the Partnership for federal income tax purposes will be determined without regard to any election under Section 754 of the Code which may be made by the Partnership.

(d) If any deductions for depreciation or cost recovery are recaptured as ordinary income upon the Transfer of properties, the ordinary income character of the gain from such Transfer will be allocated among the Partners in the same ratio as the deductions giving rise to such ordinary character were allocated.

Section 9.4 Other Provisions.

(a) Profits, Losses, and any other items of income, gain, loss, or deduction will be allocated to the Partners pursuant to this Article 9 as of the last day of each Fiscal Year; provided that Profits, Losses, and the other items will also be allocated at any time the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subparagraph (b) of the definition of “Gross Asset Value” in Section 1.1.

(b) In the event Partners are admitted to the Partnership pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Partners for each Allocation Period during which Partners are so admitted will be allocated among the Partners in proportion to their Pro Rata Percentages during such Allocation Period in accordance with Section 706 of the Code, using any convention permitted by law and selected by the General Partner that takes into account the varying interests of the Partners during such Allocation Period.

(c) For purposes of determining the Partners’ proportional share of the Partnership’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners’ interests in profits will be equal to their respective Pro Rata Percentages.

(d) The Partners are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their shares of Partnership income and loss for income tax purposes.

ARTICLE 10

BOOKS AND RECORDS; CONFIDENTIALITY

Section 10.1 Maintenance of Books and Records. The books of account for the Partnership and other records of the Partnership will be located at the principal office of the Partnership or such other place as the General Partner may deem appropriate, and will be maintained on an accrual basis in accordance with the terms of this Agreement, except that the Capital Accounts of the Partners will be maintained in accordance with Article 4.

Section 10.2 Access to Information. Each Limited Partner shall have the right, for a purpose that is reasonably related, as determined by the General Partner, to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:

(a) true and full information regarding the status of the business and financial condition of the Partnership (provided that the requirements of this Section 10.2(a) shall be satisfied if the Limited Partner is furnished the MLP’s most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act);

(b) a current list of the name and last known business, residence or mailing address of each Partner of record;

(c) a current list of the Equity Interests owned by the Partnership;

(d) an updated five (5) year financial forecast for the MLP. Such notice shall be delivered each quarter at the time that board materials are delivered to the board of the MLP General Partner; and

(e) a copy of this Agreement and the Certificate and all amendments thereto.

Section 10.3 Confidentiality.

(a) Each Limited Partner agrees that all Confidential Information will be kept confidential by such Limited Partner, will only be used for the purpose of reviewing and evaluating the performance of the Partnership and such Limited Partner’s Interest therein, and will not be disclosed in any manner, except (i) to the Partnership, or the General Partner or their respective Representatives, (ii) to the Limited Partners or such of the Limited Partner’s Representatives who have a need to know such information and who agree to be, or are otherwise, bound by the confidentiality provisions of this Section 10.3, (iii) at the direction or with the consent of the General Partner, or (iv) except as otherwise expressly permitted in this Section 10.3. Each Limited Partner will be responsible for any breach of this Section 10.3 by itself or any of its Representatives and will take commercially reasonable steps to enforce (or assist the Partnership or the other Partners in enforcing) the provisions of this Section 10.3, and each Limited Partner covenants and agrees that it will promptly notify the General Partner of any breach of this Section 10.3. Subject to Section 10.3(c), if a Limited Partner or any of its Representatives is requested or required by applicable law, rule or regulation, regulatory authority, subpoena, civil investigation, deposition interrogatories, requests for information or documents in legal or administrative proceedings, court order, demand or similar legal process to disclose any Confidential Information, then such Limited Partner will, to the extent reasonably practicable and permitted by applicable law, provide the General Partner with prompt written notice thereof and, if requested by the General Partner in writing, will use reasonable efforts to resist disclosure, at the expense of the Partnership or the Partner resisting such disclosure. If, in the absence of a protective order or order to quash or a waiver by the Partnership, such Limited Partner or any of its Representatives is, on the advice of its legal counsel, legally required to disclose Confidential Information, then such Limited Partner or its Representatives may disclose only that portion of the Confidential Information legally required to be disclosed, without liability under this Section 10.3; provided that such Limited Partner or its Representative uses its commercially reasonable efforts to cooperate with the General Partner, if the General Partner desires to resist such disclosure, and at the Partnership’s expense, to obtain reasonable assurance that confidential treatment will be accorded the portion of the Confidential Information so required to be disclosed. Notwithstanding the foregoing, the obligations and covenants set forth in this Section 10.3(a) will not apply to any Limited Partner that is an Affiliate of the General Partner.

(b) The Partnership and the General Partner shall, and shall cause their Affiliates to, keep confidential all confidential or non-public information provided to them by or on behalf of the Investors regarding the Investors and their respective businesses and investments (in each case other than their investment in the Partnership, Midstream Holdings and any of their respective Affiliates, the “Investor Confidential Information”), and will not disclose such Investor Confidential Information in any manner, except (i) to the General Partner and to its Representatives who have a need to know such information and who agree to be, or are otherwise, bound by the confidentiality provisions of this Section 10.3 or (ii) as otherwise expressly permitted in this Section 10.3. The Partnership will be responsible for any breach of this Section 10.3 by itself, any of its Representatives or the General Partner and will take commercially reasonable steps to enforce the provisions of this Section 10.3. Subject to Section 10.3(c), if the General Partner or the Partnership or any of its Representatives is requested or required by applicable law, rule or regulation, regulatory authority, subpoena, civil investigation, deposition interrogatories, requests for information or documents in legal or administrative proceedings, court order, demand or similar legal process to disclose any Investor Confidential Information, then the Partnership will, to the extent reasonably practicable and permitted by applicable law, provide the Investors with prompt written notice thereof and, if requested by the Investors in writing, will use reasonable efforts to resist disclosure, at the expense of the Investors. If, in the absence of a protective order or order to quash or a waiver by the Investors, the General Partner, the Partnership or such Representative of the Partnership is, on the advice of its legal counsel, legally required to disclose such Investor Confidential Information, then the General Partner, the Partnership or such Representative of the Partnership may disclose only that portion of the Investor Confidential Information legally required to be disclosed, without liability under this Section 10.3; provided that the General Partner, the Partnership or such Representative of the Partnership uses its commercially reasonable efforts to cooperate with the Investors, if the Investors desire to resist such disclosure, and at the Investors’ expense, to obtain reasonable assurance that confidential treatment will be accorded the portion of the Investor Confidential Information so required to be disclosed.

(c) The General Partner, the Partnership and each Limited Partner acknowledges and agrees that the Partnership and the other Partners may be irreparably harmed by disclosure of the Confidential Information or Investor Confidential Information, as applicable, in breach of this Section 10.3, that money damages would not be a sufficient remedy for any breach of this Section 10.3 by the General Partner, the Partnership or such Limited Partner or their respective Representatives and that, in addition to any other remedies available at law or in equity, specific performance and injunctive or other equitable remedies will be available to the Partnership, the General Partner and the Investors as a remedy for any such breach, without the requirement of posting bond or other security. In the event that a court of competent jurisdiction determines in a final, non-appealable order that a breach of this Agreement has occurred, the Partnership, the General Partner and the Investors will be entitled to recover their costs and expenses, including reasonable attorneys’ fees, court costs and other costs of suit, incurred in connection with any such successful action brought by them to enforce the terms of this Agreement. With respect to Confidential Information that is subject to confidentiality agreements under any third party confidentiality agreements, each Limited Partner covenants and agrees to, and will cause its Representatives to, treat such Confidential Information confidentially in accordance with, and to comply with the terms of, the confidentiality provisions contained in those third party confidentiality agreements that have been disclosed to such Limited Partner, including, any provisions thereof that impose more stringent or additional obligations than those set forth in this Section 10.3 (provided such has been disclosed to such Limited Partner). The obligations and benefits of a Limited Partner, the General Partner and the Partnership pursuant to this Section 10.3 will continue for one (1) year following the time such Person ceases to be a Limited Partner or General Partner, as applicable, or the Investors cease to be Partners in the case of the Partnership. Except as set forth in the previous sentence, all covenants made in this Section 10.3 by a Limited Partner or General Partner are for the sole benefit of the Partnership and the General Partner and there will be no third party beneficiaries of any of such covenants.

ARTICLE 11

TAXES

Section 11.1 Tax Returns. The General Partner will cause to be prepared and filed all necessary federal, state and local income tax returns for the Partnership and the General Partner will select a reputable accounting firm to prepare the Partnership’s federal and state income tax returns. Each Partner will promptly furnish to the General Partner, upon the General Partner’s request, all pertinent information in its possession relating to Partnership operations that is necessary to enable the Partnership’s income tax returns to be prepared and filed. The Partnership shall furnish to each Partner an estimated IRS Form K-1 and any similar State or local tax forms with respect to such Partner no later than the March 1 (or if the “remedial allocation method” is elected pursuant to Section 9.3(b) as soon as such forms are reasonably available) following each Tax Year and a final IRS Form K-1 and state and local tax forms with respect to such Partner no later than the March 15th (or if the “remedial allocation method” is elected pursuant to Section 9.3(b) as soon as such forms are reasonably available) following each Tax Year. Not less than sixty (60) days prior to the due date (as extended) of the Partnership’s federal income tax return or any state income tax return, the return proposed by the General Partner to be filed by the Partnership will be furnished to the Partners for review, and the General Partner shall reasonably consider in good faith any comments proposed by the Partners in a timely manner. The Partnership will furnish to each Limited Partner copies of all returns that are actually filed, promptly after their filing. All costs associated with the General Partner’s obligations under this Section 11.1 shall be borne by the Partnership.

Section 11.2 Tax Elections.

(a) Elections by Partnership. The Partnership will make the following elections in the appropriate manner:

(i) to adopt the Tax Year of the Partnership set forth in Section 2.7;

(ii) to adopt the accrual method of accounting;

(iii) to elect to amortize the start-up expenses of the Partnership under Code Section 195 ratably over a period of one-hundred-eighty (180) months as permitted by Code Section 709(b); and

(iv) any other election the General Partner may deem appropriate and in the best interests of the Partners.

(b) Elections by Partners. If any Partner makes any tax election that requires the Partnership to furnish information to such Partner to enable such Partner to compute its own tax liability, or requires the Partnership to file any tax return or report with any tax authority, in either case that would not be required in the absence of such election made by such Partner, the General Partner may, as a condition to furnishing such information or filing of such return or report, require such Partner to pay to the Partnership any incremental expenses incurred in connection therewith.

Section 11.3 Tax Characterization of the Partnership. It is the intent of the Partners that the Partnership be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law, for State and local franchise and income tax purposes. Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law or to be treated as a corporation, and no provision of this Agreement will be construed to sanction or approve such an election.

Section 11.4 Tax Matters Partner.

(a) To the extent relevant, and subject to the following sentence, the General Partner is hereby designated as the tax matters partner within the meaning of Code Section 6231(a)(7) (“Tax Matters Partner”). If for any Tax Year the General Partner is determined to be ineligible to act as the Tax Matters Partner, then (i) the Partners (and any Person who was a Partner at any time during such Tax Year) shall use commercially reasonable efforts to take such action as is required to permit the General Partner to be eligible to act as the Tax Matters Partner for such Tax Year and all other Tax Years, and (ii) if despite such efforts, the General Partner is not permitted to act as Tax Matters Partner for such Tax Year, then the General Partner shall designate another Person as the Tax Matters Partner for such Tax Year. The Tax Matters Partner shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner to the extent provided in the Code and the Treasury Regulations. If any State or local tax law provides for a tax matters partner or person having similar rights, powers, authority or obligations, the Tax Matters Partner shall also serve in such capacity. In all other cases, the General Partner shall represent the Partnership in all tax matters to the extent allowed by law. Reasonable third-party out-of-pocket expenses incurred by the General Partner as the Tax Matters Partner or in a similar capacity as set forth in this Section 11.4 shall be borne by the Partnership and the Partnership shall indemnify the Tax Matters Partner for any such expenses. Such expenses shall include fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs. Any decisions made by the Tax Matters Partner, including whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest, shall be made in the Tax Matters Partner’s discretion. Notwithstanding anything to the contrary in this Section 11.4, (1) the Tax Matters Partner shall not bind any Partner to a settlement agreement without the written consent of such Partner or enter into any extension of the period of limitations for making assessments with respect to the Partnership or any Partner without the prior consent of the Partners that would be bound by such extension, and (2) each Limited Partner shall be designated a notice partner under Section 6231 of the Code and shall have the rights of a notice partner granted pursuant to Sections 6221 through 6233 of the Code.

(b) To the extent relevant for U.S. federal or state income tax purposes, the General Partner or an eligible Person appointed by the General Partner shall be the Partnership Representative for U.S. federal income tax purposes and shall act in a similar manner with respect to all U.S. state, local, and non-U.S. tax matters affecting the Partnership. The “Partnership Representative” shall mean a Person (i) that has been designated as the “partnership representative” under Section 6223(a) of the Code and (ii) whose responsibilities as Partnership Representative include, where appropriate, (A) commencing on behalf of the Partnership certain judicial proceedings regarding Partnership income tax items (with any appropriate taxing authority), (B) making any elections on behalf of the Partnership under Sections 6221 through 6226 of the Code, any Treasury Regulations promulgated thereunder and any similar state or local income tax rules, and (C) carrying out any other actions necessary for the Partnership to comply with the Bipartisan Budget Act of 2015. In exercising its responsibilities as Partnership Representative, the Person designated as the Partnership Representative shall have final decision making authority with respect to all U.S. federal, state, local and non-U.S. tax matters involving the Partnership. The Limited Partners agree to take all actions requested by the General Partner or the Partnership Representative to comply with the Bipartisan Budget Act of 2015, including, where applicable, filing amended returns as provided in Sections 6225 or 6226 of the Code and providing confirmation thereof to the Partnership Representative. Notwithstanding anything to the contrary in this Section 11.4, (1) the Partnership Representative shall not bind any Partner to a settlement agreement, or bind the Partnership to the extent affecting any Partner, without the written consent of such Partner or enter into any extension of the period of limitations for making assessments with respect to the Partnership or any Partner without the prior consent of the Partners that would be bound by such extension, and (2) the Partnership Representative shall keep each Partner fully informed with respect to any Tax matters including promptly notifying such Partners if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental entity, promptly furnishing to the Partners all notices concerning administrative or judicial actions relating to Tax matters, and furnishing to the Partners periodic reports concerning the status of any such action.

ARTICLE 12

LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 12.1 Limitation of Liability; Indemnification.

(a) No Covered Person will be liable to the Partnership or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person may be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, bad faith, or willful misconduct as established by a non-appealable court order, judgment, decree or decision. This Section 12.1 does not create any duty or liability of a Covered Person that does not otherwise exist under Section 6.2 and the limitations on the liability of any Covered Person set forth in this Section 12.1 are in addition to any other limitations on liability set forth in this Agreement, including Section 3.3, Section 5.2 and Section 6.2, or any other Transaction Agreement.

(b) A Covered Person will be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or cash available for distribution or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

(c) Indemnification. To the fullest extent permitted by applicable law, the Partnership will indemnify and hold harmless each Covered Person from and against all claims, losses, expenses, costs, obligations, liabilities, actions, suits, proceedings, judgments, or settlements (including attorneys’ fees) (whether civil, criminal, administrative or investigative) (collectively, “Claims”) arising from or related to any act or omission performed or omitted by such Covered Person on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person will be entitled to be indemnified by the Partnership in respect of any Claim by reason of such Covered Person’s fraud, bad faith, or willful misconduct as established by a non-appealable court order, judgment, decree or decision. Any indemnity under this Section 12.1(c) will be provided out of and to the extent of Partnership assets only (including the proceeds of any relevant insurance policy), and no Covered Person will have any personal liability on account thereof. The rights granted pursuant to this Section 12.1(c) shall be deemed contract rights, and any amendment, modification or repeal of this Section 12.1(c) or any provision in this Section 12.1 will be prospective only and will not in any way affect, limit or deny the rights of any Covered Person under this Section 12.1 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

(d) Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees, court costs and other costs of suit) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written affirmation by such Covered Person of his, her or its good faith belief that such Person has met the requirements necessary for indemnification under Section 12.1(c) and of a written undertaking by or on behalf of the Covered Person to repay all such amounts if it will be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.1(c). Notwithstanding any other provision of this Section 12.1, the Partnership shall pay or reimburse expenses incurred by any Covered Person entitled to be indemnified pursuant to Section 12.1(c) in connection with such Person’s appearance as a witness or other participation in a proceeding at a time when he, she or it is not a named defendant or respondent in the proceeding.

ARTICLE 13

DISSOLUTION, LIQUIDATION, TERMINATION AND CONVERSION

Section 13.1 Dissolution. The Partnership will dissolve and its affairs will be wound up upon the first to occur of either of the following:

(a) subject to Section 6.4, the election of the General Partner to dissolve the Partnership; or

(b) the occurrence of any other event causing dissolution of the Partnership under the Act;

provided, however, that, upon dissolution pursuant to clause (b) of this Section 13.1, any or all of the remaining Partners may elect to continue the business of the Partnership within ninety (90) days of the occurrence of the event causing such dissolution. The death, resignation, withdrawal, bankruptcy, insolvency or expulsion of any Partner will not dissolve the Partnership.

Section 13.2 Liquidation and Termination. On dissolution of the Partnership, the General Partner may appoint one or more Persons as liquidator(s). The liquidator will proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein. The costs of liquidation will be borne as a Partnership expense. Until final distribution, the liquidator will continue to operate the Partnership properties with all of the power and authority of the Partners. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator will pay from Partnership funds all of the debts and liabilities of the Partnership (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) the Partnership will dispose of all remaining assets as follows:

(i) the liquidator may sell any or all Partnership property, and any resulting gain or loss from each sale will be computed and allocated to the Partners pursuant to Article 9;

(ii) with respect to all Partnership property that has not been sold, the Fair Market Value of that property will be determined and the Capital Accounts of the Partners will be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in that property that has not been reflected in the Capital Accounts previously would be allocated among the Partners if there were a taxable Transfer of that property for the Fair Market Value of that property on the date of distribution;

(iii) thereafter, Partnership property will be distributed among the Partners pro rata in accordance with their respective Pro Rata Percentages. All distributions made pursuant to this Section 13.2(c)(iii) will be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation).

(d) All distributions in kind to the Partners will be made subject to the liability of each distributee for its allocable share of costs, expenses and liabilities theretofore incurred or for which the Partnership has committed prior to the date of termination and those costs, expenses and liabilities will be allocated to the distributee pursuant to this Section 13.2.

Section 13.3 Cancellation of Filing. On completion of the distribution of Partnership assets as provided herein, the Partnership will be terminated, and the General Partner (or such other Person or Persons as may be required) will cause the cancellation of any other filings made as provided in Section 2.6 and will take such other actions as may be necessary to terminate the Partnership.

ARTICLE 14

REPRESENTATIONS AND WARRANTIES OF MEMBERS

Section 14.1 Representations and Warranties. Each Limited Partner hereby represents and warrants to the Partnership and each other Limited Partner as of the Effective Date and as of each date after the Effective Date that such Limited Partner makes an additional Capital Contribution (including by acquiring additional Common Units pursuant to the Purchase Agreement) that:

(a) such Limited Partner has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b) such Limited Partner is an Accredited Investor or a “qualified purchaser” under the Investment Company Act of 1940, as amended;

(c) such Limited Partner is acquiring its Interest solely for its own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Interest in violation of applicable securities laws;

(d) such Limited Partner is aware that such Limited Partner must bear the economic risk of its investment in the Partnership for an indefinite period of time because the Common Units have not been registered under the Securities Act, or under the securities laws of any State of the United States, and therefore cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available and, further, that only the General Partner can take action to register the Common Units, and the General Partner is under no obligation and does not propose to attempt to do so;

(e) such Limited Partner recognizes that no U.S. federal or State agency has passed upon the Common Units to date or made any finding or determination as to the fairness of an investment in the Common Units;

(f) such Limited Partner is able to bear the economic risks of an investment in the Interests;

(g) such Limited Partner is able to hold its Interest for an indefinite period of time and has a sufficient net worth to sustain a loss of all or a portion of its investment in the Partnership in the event such loss should occur;

(h) such Limited Partner has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Partnership;

(i) such Limited Partner has had access to all of the information with respect to its Interest that such Limited Partner deems necessary to make a complete evaluation thereof;

(j) such Limited Partner’s decision to acquire an Interest for investment has been based solely upon the evaluation made by such Limited Partner; and

(k) such Limited Partner is aware that this Agreement provides restrictions on the ability of a Limited Partner to Transfer Interests, and such Limited Partner will not seek to effect any Transfer other than in accordance with such restrictions.

ARTICLE 15

MISCELLANEOUS

Section 15.1 Notices. All notices provided for in this Agreement will be in writing, duly signed by the party giving such notice, and will be delivered, telecopied, mailed by registered or certified mail, sent by recognized overnight delivery or courier service (e.g., Federal Express) or, to the extent permitted by this Agreement, sent via electronic mail to at least two email accounts designated by the receiving party, and will be deemed to have been given upon delivery, if delivered personally or by facsimile, three days after mailing, if mailed, one Business Day after delivery to the courier, if delivered by overnight courier service, or upon transmission, if delivered via electronic mail, as follows:

(a) if given to the Partnership, in care of the General Partner at the principal place of business of the General Partner set forth on Exhibit A or at such other address as the General Partner may hereafter designate by 10 days’ written notice to the Partners.

(b) if given to any Partner, at such address designated on Exhibit A or at such other address as such Partner may hereafter designate by 10 days’ written notice to the General Partner.

Section 15.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement will not prevent such party from seeking such redress at a later time or a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 15.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of all of the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

Section 15.4 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Paragraph, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Paragraphs, subsections and other subdivisions of this Agreement, unless expressly provided otherwise; (e) references in any Section, Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) references to “days” are to calendar days, unless the term “Business Days” is used; (j) all references to money refer to the lawful currency of the United States; and (l) any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder. The parties acknowledge and agree that prior drafts of this Agreement and the other agreements and documents contemplated hereby will not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect hereto.

Section 15.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions of this Agreement, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 15.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and will constitute one instrument.

Section 15.7 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto.

Section 15.8 Amendment or Restatement. This Agreement (including any Exhibit or Schedule to this Agreement) may be amended, modified or supplemented, and any provisions of this Agreement may be waived, only with the approval of the General Partner and a written instrument adopted, executed and agreed to by the General Partner and the Limited Partners holding a majority of the issued and outstanding Common Units (subject to Section 7.6 (Drag-Along Rights) and Section 7.8 (Qualified Public Offering); provided, however, that (in each case subject to Section 7.6 (Drag-Along Rights) and Section 7.8 (Qualified Public Offering) (i) an amendment or modification which materially and adversely affects (A) the holders of the Common Units (it being agreed that any amendment or modification that derogates from the economic rights or the governance rights of the holders of the Common Units shall be deemed material and adverse for the purposes hereof) or (B) the Limited Partners that are not Affiliates of the General Partner, in each case, shall also require the approval of the Requisite Limited Partners; (ii) in no event shall any of the following provisions to this Agreement be amended or modified without the prior approval of the Requisite Limited Partners: Section 3.1 (Purpose), Section 3.3 (Business Opportunities), Article 4 (Capital Contributions; Capital Accounts), Section 6.4 (Restrictions on the Activities of the General Partner), Article 7 (Transferability of Interests), Section 8.1 (Distributions), Section 10.3 (Confidentiality), Article 12 (Liability, Exculpation and Indemnification), Article 13 (Dissolution, Liquidation, Termination and Conversion), Section 15.8 (Amendment or Restatement), Section 15.13 (Specific Performance; Availability of Remedies), or Section 15.14 (No Recourse), (iii) an amendment or modification redeeming or cancelling a Partner’s Interest or reducing a Partner’s interest in distributions (other than as a result of the issuance of additional Interests pursuant to this Agreement) in a manner that is disproportionately adverse to such Partner relative to the rights of other Partners in respect of Interests of the same class or type shall also require such Partner’s consent and (iv) an amendment or modification increasing any other obligation of a Partner to the Partnership shall, in each case, be effective only with that Partner’s consent. Except as required by applicable law, no amendment, modification, supplement, discharge or waiver of or under this Agreement will require the consent of any Person not a party to this Agreement. No course of dealing between the parties hereto will be construed to alter the terms of this Agreement.

Section 15.9 Governing Law; Waiver of Jury Trial. This Agreement and the rights of the parties hereto under this Agreement will be interpreted in accordance with the laws of the State of Delaware and all rights and remedies will be governed by such laws without regard to principles of conflict of laws. The parties hereto further agree that, subject to the right of the parties hereto to seek specific performance of Section 10.3 in any other appropriate jurisdiction, any legal action or proceeding with respect to this Agreement or any document relating hereto may be brought only in a federal or state court of competent jurisdiction in Houston, Texas. Each party hereto hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Partner will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

Section 15.11 Waiver of Certain Rights. To the maximum extent permitted by applicable law, each Partner irrevocably waives any right it might have to maintain any action for dissolution of the Partnership, or to maintain any action for partition of the property of the Partnership.

Section 15.12 Title to Partnership Property. All assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property.

Section 15.13 Specific Performance; Availability of Remedies. Subject to Section 15.7, each Partner and the Partnership shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any applicable law. Any Person having any rights under any provision of this Agreement shall be entitled to seek enforcement of such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

Section 15.14 No Recourse. Notwithstanding anything to the contrary in this Agreement, and notwithstanding the fact that any Partner may be a partnership or limited liability company, each Partner hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that except as expressly set forth in this Agreement no Persons other than the Partners shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Partner (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Partner (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Partners, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such Persons, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation in each case except in connection with the fraud, bad faith, or willful misconduct by any such Person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Partners have executed this Agreement effective as of the Effective Date.

GENERAL PARTNER:

RICE MIDSTREAM GP MANAGEMENT LLC

By:	/s/ William E. Jordan
Name:	William E. Jordan
Title:	Authorized Person

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RICE MIDSTREAM GP HOLDINGS LP

LIMITED PARTNERS:

RICE MIDSTREAM HOLDINGS LLC

By:	/s/ Daniel J. Rice IV
Name:	Daniel J. Rice IV
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RICE MIDSTREAM GP HOLDINGS LP

EIG ENERGY FUND XVI, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson
Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Matthew Hartman
Name:	Matthew Hartman
Title:	Vice President

EIG ENERGY FUND XVI-E, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson
Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Matthew Hartman
Name:	Matthew Hartman
Title:	Vice President

EIG HOLDINGS (RICE) PARTNERS, LP
By: EIG Management Company, LLC, its manager

By:	/s/ Wallace Henderson
Name:	Wallace Henderson
Title:	Managing Director

By:	/s/ Matthew Hartman
Name:	Matthew Hartman
Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RICE MIDSTREAM GP HOLDINGS LP

EXHIBIT A

PARTNERS AND UNITS

Partner Name and Address	General Partner Interest	Common Units
General Partner:
Rice Midstream GP Management LLC Three Allen Center 333 Clay Street Suite 4150 Houston, TX 77002 Attention: Grayson T. Lisenby and William E. Jordan Email: gray.lisenby@riceenergy.com; will.jordan@riceenergy.com with a copy (which will not constitute notice) to: Vinson & Elkins LLP 1001 Fannin Street Suite 2500 Attention: Douglas E. McWilliams and Alan D. Beck Email: dmcwilliams@velaw.com; abeck@velaw.com	100%	-0-
Limited Partners:
Rice Midstream Holdings LLC Three Allen Center 333 Clay Street Suite 4150 Houston, TX 77002 Attention: Grayson T. Lisenby and William E. Jordan Email: gray.lisenby@riceenergy.com; will.jordan@riceenergy.com with a copy (which will not constitute notice) to: Vinson & Elkins LLP 1001 Fannin Street Suite 2500 Attention: Douglas E. McWilliams and Alan D. Beck Email: dmcwilliams@velaw.com; abeck@velaw.com	N/A	9,175,000

Partner Name and Address	General Partner Interest	Common Units
EIG Energy Fund XVI, L.P. Three Allen Center 333 Clay Street, Suite 3500 Houston, Texas 77002 Attention: Matthew Hartman and Amy Springs Email: matthew.hartman@eigpartners.com; amy.springs@eigpartners.com with a copy (which will not constitute notice) to: Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002 Attention: Matthew Pacey and John D. Pitts Email: matthew.pacey@kirkland.com; john.pitts@kirkland.com	N/A	473,441.84

EIG Energy Fund XVI-E, L.P. Three Allen Center 333 Clay Street, Suite 3500 Houston, Texas 77002 Attention: Matthew Hartman and Amy Springs Email: matthew.hartman@eigpartners.com; amy.springs@eigpartners.com with a copy (which will not constitute notice) to: Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002 Attention: Matthew Pacey and John D. Pitts Email: matthew.pacey@kirkland.com; john.pitts@kirkland.com	N/A	7,614.09

Partner Name and Address	General Partner Interest	Common Units
EIG Holdings (RICE) Partners, LP Three Allen Center 333 Clay Street, Suite 3500 Houston, Texas 77002 Attention: Matthew Hartman and Amy Springs Email: matthew.hartman@eigpartners.com; amy.springs@eigpartners.com with a copy (which will not constitute notice) to: Kirkland & Ellis LLP 600 Travis Street, Suite 3300 Houston, Texas 77002 Attention: Matthew Pacey and John D. Pitts Email: matthew.pacey@kirkland.com; john.pitts@kirkland.com	N/A	343,944.07

EXHIBIT B

FORM OF BOARD OBSERVER CONFIDENTIALITY AGREEMENT

[See attached.]

Exhibit B

[Form of Board Observer Confidentiality Agreement]

            , 20

Rice Midstream GP Management LLC

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

Dear Ladies and Gentlemen:

Pursuant to Section 6.2(b) of the Amended and Restated Limited Partnership Agreement of Rice Midstream GP Holdings LP (the “GP Holdings LPA”), dated as of February [●], 2016, by and among Rice Midstream GP Management LLC, a Delaware limited liability company (the “General Partner”), as the General Partner and Rice Midstream Holdings LLC, a Delaware limited liability company (“Midstream Holdings”), and EIG Energy Fund XVI, L.P., a Delaware limited partnership, EIG Energy Fund XVI-E, L.P., a Delaware limited partnership, and EIG Holdings (RICE) Partners, LP, a Delaware limited partnership (collectively, the “Investors”), the Investors have exercised their right to appoint the Board Observer to the board of directors of GP Management (the “Board”) of the General Partner, although the individual serving as the Board Observer may be changed from time to pursuant to the terms of the GP Holdings LPA, and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning Midstream Holdings, the General Partner and their respective Affiliates, including Rice Energy Inc., a Delaware corporation, and Rice Midstream Partners LP, a Delaware limited partnership (collectively, the “Rice Entities”) including information regarding their respective customers, service providers and other counterparties. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the GP Holdings LPA. In consideration for and as a condition to the Rice Entities furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means (i) any and all non-public financial or other non-public information concerning the Rice Entities and their Affiliates, including information regarding their respective customers, service providers and other counterparties, that may hereafter be disclosed to the Board Observer by the Rice Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (such Persons with respect to any other Person, the “Representatives”) of the Rice Entities, including all notices, minutes, consents, or other information, materials, and ideas provided to the Board and (ii) all notes, analyses, compilations, studies, interpretations or other documents or materials prepared by the Board Observer or the Permitted Recipients (as defined below) which contain, reflect or are based upon, in whole or in part, such information furnished to the Board Observer pursuant hereto.

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, during the term of this Agreement, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may, upon request from an Investor or such Investor’s affiliates or their respective Representatives, share Confidential Information with such Investor or such Investor’s Affiliates or their respective Representatives, if, and only if, each such recipient either agrees to enter into, comply with, and be bound by, in all respects, the terms of this Agreement or is otherwise bound by an obligation to keep such Confidential Information confidential that is equally or more restrictive that the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the Board Observer may further provide such Confidential Information to any other Investor or Investor Affiliate (all recipients of Confidential Information pursuant to this paragraph, the “Permitted Recipients”). The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Board Observer or Permitted Recipients in violation of this Agreement, (ii) was or becomes available to the Board Observer or Permitted Recipients on a non-confidential basis from a source not known (or that should be known after reasonable inquiry) to the Board Observer or Permitted Recipients, to be bound by a contractual, legal or fiduciary obligation of confidentiality to the Rice Entities with respect to such information, (iii) has been or is subsequently independently conceived or developed by the Board Observer or Permitted Recipients, without use of or reference to the Confidential Information, or (iv) information relating to the tax structure or tax treatment of transactions contemplated by the GP Holdings LPA.

4. In the event that the Board Observer or any Permitted Recipients are requested or required (by deposition, interrogatories, requests for information or documents in legal or administrative proceedings, subpoena, deposition, interrogatories, civil investigative demand, requests for information or documents in a legal or administrative proceedings, court order, demand or other similar process) to disclose any of the Confidential Information, such persons shall provide the Rice Entities with prompt written notice to the extent not legally prohibited of any such request or requirement so that the Rice Entities may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or order to quash or the receipt of a waiver by the Rice Entities, such Board Observer or Permitted Recipients are nonetheless, upon advice of their counsel, legally required to disclose Confidential Information, then such persons may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises such persons is legally required to be disclosed, provided that such persons exercise commercially reasonable efforts to cooperate with the Rice Entities to obtain an appropriate protective order or other reasonable assurance (at the Rice Entities’ sole expense) that confidential treatment will be accorded the Confidential Information so required to be disclosed.

5. All Confidential Information disclosed by the Rice Entities or their Representatives to the Board Observer or the Permitted Recipients is and will remain the property of the Rice Entities. Upon the reasonable request of the Rice Entities, the Board Observer and the Permitted Recipients will promptly destroy all Confidential Information (and all copies thereof) furnished to the Board Observer or the Permitted Recipients by or on behalf of the Rice Entities pursuant hereto, including any materials prepared by the Board Observer or the Permitted Recipients containing, based upon or reflecting Confidential Information, and the Board Observer shall acknowledge in writing that such destruction has occurred; provided that the Board Observer and the Permitted Recipients may retain Confidential Information for their files as required by their respective record retention policies to comply with legal and/or regulatory requirements or that is automatically saved to automatic electronic backup systems. Notwithstanding the destruction or retention of the Confidential Information, the Board Observer and the Permitted Recipients will continue to be bound by their obligations of confidentiality and other obligations hereunder.

6. It is understood and acknowledged that neither the Rice Entities nor any Representative makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information or any component thereof. It is agreed that neither the Rice Entities nor any of their Representatives shall have any liability to the Board Observer or to the Permitted Recipients relating to or resulting from the use of the Confidential Information.

7. It is understood that nothing contained in this Agreement nor the furnishing of Confidential Information shall be construed as granting or conferring any rights by license or otherwise in any intellectual property of the Rice Entities, except for a limited right of use as specifically set forth herein. All right, title and interest in the Confidential Information shall remain with the Rice Entities.

8. It is understood and agreed that any breach of this Agreement by the Board Observer may result in irreparable harm to the Rice Entities, that money damages may not be a sufficient remedy for any such breach of this Agreement and that the Rice Entities shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach and that neither the Board Observer nor any Permitted Recipients shall oppose the granting of such relief. The Board Observer further agrees to waive, and to use his or her best efforts to cause the Permitted Recipients to waive, any requirement for the securing or posting of any bond in connection with any such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Board Observer of this Agreement but shall be in addition to all other remedies available at law or equity to the Rice Entities. In the event of a breach of any obligations under this Agreement by the Board Observer or the Permitted Recipients, the Board Observer shall, immediately following the discovery of such breach, give notice to the Rice Entities of the nature of such breach and, upon consultation with the Rice Entities, take all necessary steps to limit the extent of such breach. Notwithstanding the aforementioned, no party to this Agreement shall be liable for any punitive, indirect, special, or exemplary damages for any claim or controversy arising from or related to this Agreement. The parties hereto agree that the non-prevailing party in any litigation relating to the enforcement of this Agreement shall reimburse the prevailing party for all costs incurred by the prevailing party (including, without limitation, reasonable legal fees in connection with any litigation, including any appeal therefrom) following a final, non-appealable order from a court of competent jurisdiction finding the non-prevailing party to be in breach of this Agreement.

9. This Agreement is personal to the Board Observer, in not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

10. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, supersedes all negotiations and agreements, oral or written, made prior to the execution hereof, and may not be amended or terminated except pursuant to a written agreement and duly executed by the parties hereto. No waiver of any provision of this Agreement shall be effective unless in writing and any such waiver shall affect only the matter specifically identified therein and shall not extend to any other matter. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

11. This Agreement and the rights of the parties hereto under this Agreement will be interpreted in accordance with the laws of the State of Delaware and all rights and remedies will be governed by such laws without regard to principles of conflict of laws. The parties hereto further agree that any legal action or proceeding with respect to this Agreement or any document relating hereto may be brought only in a federal or state court of competent jurisdiction in Houston, Texas. Each party hereto hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. The Board Observer further agrees that service of any process, summons, notice or document by mail to his or her address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against him or her in any such court.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

13. This Agreement and the obligations and benefits contained herein will terminate on the one (1) year anniversary of the date upon which the undersigned is removed as a Board Observer by the Investor Partners.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Wallace Henderson

Very truly yours,

Matthew Hartman

Agreed to and Accepted, effective as of the
day of , 20 :

Rice Midstream GP Holdings LP

By:	Rice Midstream GP Management LLC,
its general partner

Name:	William E. Jordan
Title:	Authorized Person

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 20[•], by and between [•], a [•] (the “Company”) and [•] and [•] (collectively, the “Purchasers”). The Company and the Purchasers are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, [•].

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” has the meaning set forth in Section 3(n).

“Board” means the [board of directors of the General Partner].

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common [•]” means [•].

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Notice” has the meaning set forth in Section 2(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

[“General Partner” means [•], a Delaware limited liability company.]

“Holder” means (i) the Purchasers unless and until the Purchasers cease to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 7(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement. For purposes of determining whether any threshold under this Agreement has been satisfied, the Purchasers shall be treated as a single Holder.

“Holder Indemnified Persons” has the meaning set forth in Section 5(a).

“Initial Public Offering” means any underwritten initial public offering by the Company of Common [•] pursuant to a Registration Statement pursuant to which such Common [•] are authorized and approved for listing on a national securities exchange.

“Initiating Holder” means the Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“Lock-Up Period” means the period of time agreed to in connection with an Initial Public Offering, during which the Company agrees to not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any Company Securities.

“Losses” has the meaning set forth in Section 5(a).

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Minimum Amount” has the meaning set forth in Section 2(a).

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchasers” has the meaning set forth in the recitals.

“Registrable Securities” means the Common [•] acquired by the Purchasers pursuant to the [•]; provided, however that any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Company or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to this Agreement or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement of the Company, in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shelf Registration Statement” means a Registration Statement of the Company, filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning set forth in Section 7(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common [•] for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common [•] by the Company, a public offering of Common [•] by unitholders or both).

“Underwritten Offering Notice” has the meaning set forth in Section 2(b).

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market with respect to the Registrable Securities for the five (5) trading days immediately preceding, but excluding, such date.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) Following the expiration of the Lock-Up Period, any Holder that holds any Registrable Securities shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration for Registrable Securities having an aggregate value of less than $50 million based on the VWAP of such Registrable Securities as of the date of the Demand Notice (the “Minimum Amount”).

(ii) Within five Business Days of the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within thirty days thereof (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case, within ninety days thereof), shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities that the Holders shall in writing request (such request to be given to the Company within ten days of receipt of notice of the Demand Notice given by the Company pursuant to this Section 2(a)(ii)) to be included in the Demand Registration. The Company shall use reasonable best efforts to cause such Registration Statement to become and remain effective under the Securities Act until the earlier of (A) 180 days (or two years if a Shelf Registration Statement is requested) after the Effective Date or (B) the date on which all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 90 days of the closing of any Underwritten Offering, (B) more than a total of three Demand Registrations pursuant to this Agreement, and (C) more than one Demand Registration for any Holder in any 365-day period. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for the period required pursuant to Section 2(a)(ii), in which case the Initiating Holder shall be entitled to an additional Demand Registration in lieu thereof.

(iv) An Initiating Holder and any other Holder that has requested its Registrable Securities be included in a Demand Registration may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon delivery of a notice by the Initiating Holder to the effect that the Initiating Holder is withdrawing all or an amount such that the remaining amount is below the Minimum Amount of its Registrable Securities to be included in a Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration shall be deemed a Demand Registration unless (i) the Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (ii) the withdrawal is made (A) following the occurrence of a Material Adverse Change or (B) because the Registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

(v) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (x) as shall be selected by the Company and (y) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable Holders’ requests for such registration. If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vi) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(b) Requested Underwritten Offering

(i) Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(a) shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value at least equal to the Minimum Amount. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Initiating Holder (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Company). Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days of the closing of an Underwritten Offering. Any Requested Underwritten Offering shall constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii), unless an Underwritten Offering Notice relating to a Demand Registration is delivered to the Company concurrent with a related Demand Notice.

(ii) If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Initiating Holder), advise the Company that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, subject to any pre-existing registration rights, (A) first, to the Initiating Holder; (B) second, and only if all the securities referred to in clause (A) have been included in such registration, pro rata among the other Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; (C) third, and only if all the securities referred to in clause (B) have been included in such registration, to the Company up to the number of securities that the Company proposes to include in such registration that, in the opinion of the managing underwriter or underwriters (or the Initiating Holder, as the case may be) can be sold without having such adverse effect and (D) fourth, and only if all of the securities referred to in clause (C) have been included in such registration, up to the number of securities that in the opinion of the managing underwriter or underwriters (or the Initiating Holder, as the case may be), can be sold without having such adverse effect.

(c) Piggyback Registration.

(i) If the Company shall at any time propose to conduct an underwritten offering of Common [•] for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common [•] by the Company, a public offering of Common [•] by equityholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales) (an “Underwritten Offering”), the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the Registration Statement and the number of shares of Common [•] that are proposed to be registered (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request (a “Piggyback Registration”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Piggyback Registration. The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein within three Business Days after sending the Piggyback Notice. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of Common [•], all upon the terms and conditions set forth herein. Any Piggyback Notice provided shall be kept confidential by the Holder until (i) such proposed Underwritten Offering is publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Company to each Holder.

(ii) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Registration Statement (and any other Common [•] proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common [•] proposed to be included in such offering, the Company shall include in such Underwritten Offering only that number of shares of Common [•] proposed to be included in such Underwritten Offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated, subject to any pre-existing registration rights, as follows: (A) first, (1) in the case of a Requested Underwritten Offering, (i) to the Initiating Holder, (ii) if there remains availability for additional shares of Common [•] to be included in such registration, all other Holders desiring to register Registrable Securities based on the number of Registrable Securities such Holder is entitled to include in such registration, and, (iii) if there remains availability for additional shares of Common [•] to be included in such registration, to the Company and/or to the Holders requesting such Underwritten Offering, or (2) in the case of any other Underwritten Offerings, to the Company and (B) if there remains availability for additional shares of Common [•] to be included in such registration, second pro-rata among all other holders of Common [•] who may be seeking to register such Common [•] based on the number of Common [•] such holder is entitled to include in such registration. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(iv) Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.

(v) No registration of Registrable Securities effected pursuant to a request under this Section 2(c) be deemed to have been effected pursuant to Section 2(a) or shall relieve the Company of its obligations under Section 2(a).

3. Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) in connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) in connection with a Piggyback Registration or a Requested Underwritten Offering, the Company will, at least three Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, (i) furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling unitholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; and (B) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 7(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including, but not limited to, customary letter agreements providing that Holders may not effect public sales or distributions of Registrable Securities following the consummation of such Underwritten Offerings. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters. In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with this Section 3(k) such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(l) In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(m) Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any prospectus or prospectus supplement relating to an Underwritten Offering.

(n) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days, if (A) the Board determines that a postponement is in the best interest of the Company and its unitholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (B) the Board determines such registration would render the Company unable to comply with applicable securities laws or (C) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 120 days in any 12 month period.

(o) Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period (or 180 calendar day period in the case of an Initial Public Offering) beginning on the date of the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 3(o) shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. This Section 3(o) shall not apply to any Holder that holds less than $10 million of the then-outstanding Registrable Securities.

4. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(i) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 7(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Rice Midstream GP Holdings LLC

Three Allen Center

333 Clay Street, Suite 4150

Houston, Texas 77002

Attention: Will Jordan, General Counsel

Email: Will.Jordan@RiceEnergy.com

With copy to:

Vinson & Elkins L.L.P.

Attention: Douglas E. McWilliams

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Fax: (713) 615-5725

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

[•]

By:
Name:
Title:

HOLDERS:

[•]

By:
Name:
Title:

Address for notice:

EXHIBIT D

ASSET SALES PROVISIONS

1.1. General Partner Managed Asset Sales. For a period of twelve (12) months (the “General Partner Sale Period”) beginning on the date on which the procedures set forth in this Exhibit D take effect under Section 7.9(d), the General Partner shall use commercially reasonable efforts to cause the Partnership to sell assets selected by the General Partner to obtain sufficient cash proceeds to cure the default under Section 7.9(d).

1.2. Investor Partner Managed Asset Sales. If the default under Section 7.9(d) continues unremedied throughout the General Partner Sale Period, then upon the expiration of the General Partner Sale Period, the Investor Partners shall have the exclusive right and power to cause the Partnership to sell assets (each asset that is sold pursuant to this Section 1.2 is referred to as a “Designated Asset”) pursuant to this Section 1.2 in order to cause the Partnership to obtain sufficient cash proceeds to cure the applicable default under Section 7.9(d) and solely to the extent reasonably necessary to cure such default, subject in each case to complying with each of the following conditions:

(a) Each Designated Asset will be selected by the Investor Partners only after the Investor Partners have consulted and discussed the advisability of selling such Designated Asset with the General Partner, including any other assets that the Partnership could sell as an alternative to selling a proposed asset. The Investor Partners will consider in good faith the other General Partner’s views on the selection of each Designated Asset and reasonably cooperate to select the assets recommended by the General Partner as the Designated Assets in place of alternative assets if the applicable default can reasonably be expected to be cured by the sale of the assets proposed by the General Partner;

(b) The Investor Partners shall use its commercially reasonable efforts to keep the General Partner informed regarding any material terms proposed in the sale of each Designated Asset, including providing the General Partner with a copy of each draft of the purchase agreement, or similar contracts, and a reasonable opportunity to consult and comment thereon;

(c) At the General Partner’s request, the Investor Partners shall use commercially reasonable efforts to include any Representatives designated by the General Partner in any material discussions, conferences or negotiations regarding the sale of any Designated Asset, including receiving each draft of, and having reasonable opportunity to comment on, any purchase agreement or similar contract;

(d) Each Designated Asset must be sold to an Independent Third Party (with respect to the Investor Partners);

(e) The sale of each Designated Asset must not result in, or be reasonably expected to result in, any material liabilities or obligations of the Partnership or its Subsidiaries other than customary obligations, including providing customary representations, warranties, indemnities, and escrow or holdback arrangements; and

D-1

(f) The General Partner and the Investor Partners will use commercially reasonable efforts to select Designated Assets the sale of which will minimize the amount of taxable gain allocable to the Members.

1.3. Actions by Investor Partners. For purposes of this Exhibit D, the determination of each action by the Investor Partners shall be made by the approval of the Investor Partners holding a majority of the Investor Common Units at the time of determination.

1.4. Termination of Mandatory Asset Sales. Notwithstanding anything to the contrary set forth in this Exhibit D, the provisions set forth in this Exhibit D will immediately cease to apply from and after the time at which the applicable default under Section 7.9(d) has been fully cured.

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